EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              OMEGA RESEARCH, INC.,

                           WOW ACQUISITION CORPORATION

                                       AND

                            WINDOW ON WALLSTREET INC.

                                OCTOBER 25, 1999

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I             THE MERGER..............................................3
         1.1          The Merger.    .........................................3
         1.2          Closing; Effective Time.................................4
         1.3          Effect of the Merger....................................4
         1.4          Articles of Incorporation; Bylaws.  ....................4
         1.5          Directors and Officers.  ...............................4
         1.6          Effect on Capital Stock.................................4
         1.7          Surrender of Certificates...............................7
         1.8          No Further Ownership Rights in Company Capital Stock.  .8
         1.9          Lost, Stolen or Destroyed Certificates..................8
         1.10         Tax and Accounting Consequences.........................8
         1.11         Withholding Rights......................................9
         1.12         Taking of Necessary Action; Further Action..............9

ARTICLE II            REPRESENTATIONS AND WARRANTIES OF COMPANY...............9
         2.1          Organization, Standing and Power........................9
         2.2          Capital Structure......................................10
         2.3          Authority..............................................11
         2.4          Financial Statements...................................12
         2.5          Absence of Certain Changes.............................12
         2.6          Absence of Undisclosed Liabilities.....................13
         2.7          Litigation.............................................13
         2.8          Restrictions on Business Activities....................13
         2.9          Compliance With Laws...................................13
         2.10         Title to Property......................................13
         2.11         Intellectual Property.  ...............................14
         2.12         Environmental Matters.  ...............................15
         2.13         Taxes.  ...............................................16
         2.14         Employee Benefit Plans.................................17
         2.15         Employee Matters.......................................20
         2.16         Interested Party Transactions..........................21
         2.17         Insurance..............................................21
         2.18         Regulatory Matters.  ..................................21
         2.19         Material Contracts.  ..................................23
         2.20         Year 2000 Compliance...................................25
         2.21         Company Affiliate Agreements...........................26
         2.22         State Takeover Statutes................................26
         2.23         Tax and Accounting Treatment...........................26
         2.24         Brokers' and Finders' Fees.............................26
         2.25         Non-Reliance...........................................26
         2.26         Representations Complete...............................26


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ARTICLE III           REPRESENTATIONS AND WARRANTIES OF PARENT...............27
         3.1          Organization, Standing and Power.......................27
         3.2          Capital Structure......................................27
         3.3          Authority..............................................28
         3.4          SEC Documents; Financial Statements....................29
         3.5          Absence of Undisclosed Liabilities.....................29
         3.6          Absence of Certain Changes.............................29
         3.7          Litigation.............................................30
         3.8          Tax Treatment..........................................30
         3.9          Broker's and Finders' Fees.............................30
         3.10         Non-Reliance...........................................30
         3.11         Representations Complete...............................30

ARTICLE IV            CONDUCT PRIOR TO THE EFFECTIVE TIME....................30
         4.1          Conduct of Business....................................30

ARTICLE V             ADDITIONAL AGREEMENTS..................................31
         5.1          Access to Information..................................31
         5.2          Public Disclosure......................................31
         5.3          Consents; Cooperation..................................31
         5.4          Reasonable Best Efforts and Further Assurances.........32
         5.5          Blue Sky Laws..........................................32
         5.6          Listing of Additional Shares...........................32
         5.7          Pooling Accounting.....................................32
         5.8          Affiliate Agreements...................................33
         5.9          Tax Treatment..........................................33
         5.10         Company Options........................................33
         5.11         Form S-8...............................................33
         5.12         Agreement Regarding Employment;
                      Non-Competition Agreement..............................34
         5.13         Director and Officer Indemnification.  ................34
         5.14         Shareholder Litigation.................................34
         5.15         Stock Option Agreements................................34
         5.16         Investment Acknowledgment Agreement....................34
         5.17         Registration Rights Agreement..........................34
         5.18         Company Indebtedness...................................34
         5.19         Observation Rights.....................................35

ARTICLE VI            CONDITIONS TO THE MERGER...............................35
         6.1          Conditions to Obligations of Each Party to
                      Effect the Merger......................................35
         6.2          Additional Conditions to Obligations of Company........36
         6.3          Additional Conditions to Obligations of Parent
                      and Merger Sub.........................................36

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ARTICLE VII           EXPENSES, AMENDMENT AND WAIVER.........................37
         7.1          Expenses...............................................37
         7.2          Amendment..............................................38
         7.3          Extension; Waiver......................................38

ARTICLE VIII          GENERAL PROVISIONS.....................................38
         8.1          Non-Survival at Effective Time.........................38
         8.2          Notices................................................38
         8.3          Interpretation.  ......................................39
         8.4          Counterparts...........................................39
         8.5          Entire Agreement; Nonassignability;
                      Parties in Interest....................................39
         8.6          Severability...........................................40
         8.7          Remedies Cumulative....................................40
         8.8          Governing Law..........................................40
         8.9          Rules of Construction..................................40
         8.10         Definitions............................................40
         8.11         Disputes...............................................41

SCHEDULES

COMPANY DISCLOSURE SCHEDULE
PARENT DISCLOSURE SCHEDULE
OTHER SCHEDULES:
         SCHEDULE 2.21
         SCHEDULE 5.10
         SCHEDULE 5.12(a)
         SCHEDULE 5.12(b)
         SCHEDULE 5.15
         SCHEDULE 5.16
         SCHEDULE 5.18

EXHIBITS

EXHIBIT "A"           -      ARTICLES OF MERGER
EXHIBIT "B"           -      FORM OF COMPANY AFFILIATE AGREEMENT
EXHIBIT "C"           -      FORM OF AGREEMENT  REGARDING EMPLOYMENT
EXHIBIT "D"           -      FORM OF SHAREHOLDER NON-COMPETITION AND
                             NON-DISCLOSURE AGREEMENT
EXHIBIT "E"           -      FORM OF STOCK OPTION AGREEMENT (ALL EMPLOYEES)
EXHIBIT "E-1"         -      FORM OF STOCK OPTION AGREEMENT (JENNINGS AND BLACK)
EXHIBIT "F"           -      FORM OF INVESTMENT ACKNOWLEDGMENT AGREEMENT
EXHIBIT "G"           -      REGISTRATION RIGHTS AGREEMENT
EXHIBIT "H"           -      OPINION LETTER MATTERS

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                          AGREEMENT AND PLAN OF MERGER

                  This AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of October 25, 1999, by and among Omega Research, Inc., a Florida corporation ("Parent"), WOW Acquisition Corporation, a Texas corporation and wholly owned subsidiary of Parent ("Merger Sub"), and Window on WallStreet Inc., a Texas corporation ("Company").

                                    RECITALS

         A. The Board of Directors of Company has unanimously (i) determined that it is advisable and fair to, and in the best interests of, Company and its shareholders that, upon the terms and subject to the conditions of this Agreement, Merger Sub merge with and into Company, with Company being the surviving corporation (the "Merger"), (ii) approved this Agreement, the Merger and the other transactions contemplated hereby and (iii) recommended the approval of this Agreement and the Merger by the shareholders of Company.

         B. The Shareholders of Company have approved this Agreement, the Merger and the other transactions contemplated hereby.

         C. The Board of Directors of Parent has (i) determined that the Merger is advisable and in the best interests of Parent and its stockholders and (ii) approved this Agreement, the Merger and the other transactions contemplated hereby.

         D. Pursuant to the Merger, among other things, the outstanding shares of Common Stock, no par value ("Company Common Stock"), of Company shall be converted into the right to receive the consideration set forth herein.

         E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a "reorganization" under the provisions of Section 368(a)(1)(A) and 368(a)(2)(E) of the Code, and as a pooling of interests for financial accounting purposes.

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, the Articles of Merger in the form attached hereto as EXHIBIT A (the "Articles of Merger") and the applicable provisions of the Texas Business Corporation Act (collectively, "Texas Law"), Merger Sub shall be merged with and into Company, the separate corporate existence of Merger Sub shall cease and Company shall continue as the



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surviving corporation. Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         1.2 CLOSING; EFFECTIVE TIME. The consummation of the Merger (the "Closing") shall take place at 10:00 a.m. (Miami time) on October 25, 1999 (the "Closing Date"). It is contemplated that the execution and delivery of this Agreement and the Closing will occur simultaneously. The Closing shall take place at the offices of Bilzin Sumberg Dunn Price & Axelrod LLP, 2500 First Union Financial Center, 200 South Biscayne Boulevard, Miami, Florida 33131, or at such other location as to which the parties hereto may agree in writing. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing the Articles of Merger with the Secretary of State of the State of Texas, in accordance with the relevant provisions of Texas Law (the time of such filing, or such later time as may be agreed to by the parties and set forth in the Articles of Merger, being hereinafter referred to as the "Effective Time").

         1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of Texas Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4 ARTICLES OF INCORPORATION; BYLAWS.

                  (a) At the Effective Time, the articles of incorporation (the "Articles of Incorporation") of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation; PROVIDED, HOWEVER, that ARTICLE ONE of the Articles of Incorporation shall be amended to read as follows: "The name of the corporation (the "Corporation") is Window on WallStreet Inc."

                  (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

         1.5 DIRECTORS AND OFFICERS. At the Effective Time, the directors of Merger Sub shall be the initial directors of the Surviving Corporation, until their successors are duly elected or appointed and qualified. The officers of Merger Sub at the Effective Time shall be the following individuals, until their respective successors are duly elected or appointed and qualified:

John R. Jennings      - Co-President
T. Keith Black        - Co-President
David Barnes          - Executive Vice President, Sales & Marketing
Sean Davis            - Senior Vice President, Marketing & Business Development
Marc J. Stone         - Secretary and General Counsel


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         1.6 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the
Merger and without any action on the part of Parent, Merger Sub, Company or the holders of any of the following securities:

                  (a) CONVERSION OF COMPANY CAPITAL STOCK. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to Section 1.6(b) or any shares, if any, held by persons who have not voted such shares for approval of the Merger and with respect to which shall become entitled to exercise dissenters' rights in accordance with Texas Law ("Dissenting Shares")) will be cancelled and extinguished and be converted automatically into the right to receive .210974 shares (the "Exchange Ratio") of Parent Common Stock, par value $.01 per share ("Parent Common Stock"), upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.7 (or, in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit and, if required, bond, in the manner provided in Section 1.9); provided, however, that the parties hereto acknowledge and agree that the Exchange Ratio has been determined based upon all of the issued and outstanding shares of Company Common Stock as of the Effective Time being cancelled and extinguished and automatically converted into an aggregate of 2,000,000 shares of Parent Common Stock and, to the extent that the number of issued and outstanding shares of Company Common Stock is greater than the number set forth in Section 2.2, then the Exchange Ratio shall be reduced accordingly.

                  (b) CANCELLATION OF COMPANY CAPITAL STOCK OWNED BY PARENT, MERGER SUB OR COMPANY. Each share of Company Common Stock that is owned by Company as treasury stock and each share of Company Common Stock owned by Parent or Merger Sub or any direct or indirect wholly owned subsidiary of Parent, Merger Sub or Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

                  (c) COMPANY STOCK OPTION PLAN. At the Effective Time, all options to purchase Company Common Stock ("Company Options") then outstanding under the Company's 1997 Long Term Incentive Plan (the "Company Stock Option Plan") or otherwise granted to employees of the Company prior to the adoption of the Company Stock Option Plan shall be assumed by Parent in accordance with
Section 5.10.

                  (d) UNVESTED COMPANY COMMON STOCK. If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement, or other agreement with Company or under which Company has any rights, then (unless such condition terminates by virtue of the Merger pursuant to the express term of such agreement) the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. Company shall take all action that may be necessary to ensure that, from



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and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

                  (e) CAPITAL STOCK OF MERGER SUB. At the Effective Time, each share of Common Stock, par value $.01 per share, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation, and the Surviving Corporation shall become a wholly owned subsidiary of Parent. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                  (f) ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be appropriately adjusted to reflect the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time and of any increase in the number of shares of Company Common Stock outstanding on a fully diluted, as converted basis relative to such number as derived from Section 2.2 hereof, so as to provide the parties the same economic effect as contemplated by this Agreement prior to such stock split, reverse split, stock dividend, reorganization, recapitalization, like change or increase.

                  (g) FRACTIONAL SHARES. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average of the last sales price for a share of Parent Common Stock as quoted on The Nasdaq National Market for the last five full trading days prior to the Effective Time.

                  (h) DISSENTERS' RIGHTS. Any Dissenting Shares shall not be converted into Parent Common Stock but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Texas Law. Company agrees that, except with the prior written consent of Parent, or as required under Texas Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares ("Dissenting Shareholder") who, pursuant to the provisions of Texas Law, becomes entitled to payment of the fair value for shares of Company Common Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Parent shall issue and deliver, upon surrender by such shareholder of a certificate or certificates representing shares of Company Common Stock, the number of shares of Parent Common Stock to which such shareholder would otherwise be entitled under this Section 1.6 and this Agreement.

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

                  (i) RESALE RESTRICTION. Holders of Company Common Stock receiving Parent Common Stock pursuant to this Merger will not at any time offer or sell all or any part of the shares of Parent Common Stock unless (a) a registration statement under the Federal Securities Act of 1933, as amended (the "Securities Act") is in effect with respect thereto; or (b) an opinion of such shareholder's counsel, in form and substance reasonably satisfactory to Parent (notice of unacceptability of such opinion to be given within 7 business days after receipt thereof), has been delivered to the effect that such offer or sale is an exempt transaction under the Act or registration thereunder is not required in connection with such offer or sale; or (c) the Securities and Exchange Commission (the "SEC"), or a member of the staff thereof, has indicated in writing that "no-action" would be taken if the proposed offer or sale were to be made without the filing of a registration statement; and any certificate issued representing such shares of Parent Common Stock bears the following legend:

                  "The securities represented hereby have not been registered under the Federal Securities Act of 1933, as amended, or applicable state securities laws and may not be sold or transferred in the absence of an effective registration statement under such Act and applicable state securities laws or evidence reasonably satisfactory to the issuer that such registrations are not required."

         1.7      SURRENDER OF CERTIFICATES.

                  (a) EXCHANGE AGENT. Parent's transfer agent, or another person selected by Parent and reasonably acceptable to Company, shall act as exchange agent (the "Exchange Agent") in the Merger.

                  (b) PARENT TO PROVIDE COMMON STOCK AND CASH. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, through the procedures set forth in
Section 1.7 or such other reasonable procedures as Parent may adopt, (i) the shares of Parent Common Stock issuable pursuant to Section 1.6(a) in exchange for shares of Company Common Stock outstanding immediately prior to the Effective Time and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 1.6(g).

                  (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock, whose shares were converted into the right to receive shares of Parent Common Stock (and cash in lieu of fractional shares) pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably require) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for

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cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock and payment in lieu of fractional shares which such holder has the right to receive pursuant to
Section 1.6, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

                  (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.7(d)) with respect to such shares of Parent Common Stock.

                  (e) NO LIABILITY. Notwithstanding anything to the contrary in this Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (f) DISSENTING SHARES. The provisions of this Section 1.7 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Parent under this Section 1.7 shall commence on the date of loss of such status.

         1.8 NO FURTHER OWNERSHIP RIGHTS IN COMPANY CAPITAL STOCK. All shares of Parent Common Stock issued (and cash in lieu of fractional shares paid) upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         1.9 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock (and cash in lieu of fractional shares) as may be required pursuant to

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Section 1.6; PROVIDED, HOWEVER, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         1.10 TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of
Section 368(a) of the Code and a pooling of interests for accounting purposes.

         1.11 WITHHOLDING RIGHTS. Parent and the Surviving Corporation shall be entitled to deduct and withhold from the number of shares of Parent Common Stock otherwise deliverable under this Agreement, and from any other payments made pursuant to this Agreement, such amounts as Parent and the Surviving Corporation are required to deduct and withhold with respect to such delivery and payment under the Code or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the holder of shares of Company Common Stock in respect of which such deduction and withholding was made by Parent and the Surviving Corporation.

         1.12 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Company, Parent and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

                  Except as disclosed in the document of even date herewith delivered by Company to Parent prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Company Disclosure Schedule"), any exception so disclosed in the Company Disclosure Schedule to specifically identify the Section of this Agreement to which such exception relates, provided that exceptions shall apply to all applicable representations (except that any exceptions to Sections 2.2, 2.4, 2.5, 2.6, 2.13, 2.14, 2.15, and 2.16 shall be required to specifically identify the applicable Section to which such exception relates) Company represents and warrants to Parent and Merger Sub as follows:

         2.1 ORGANIZATION, STANDING AND POWER. Each of Company and its subsidiaries (as defined in Section 8.10) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Company and its subsidiaries has the corporate

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power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect (as defined in Section 8.10) on Company. Company has delivered to Parent a true and correct copy of the certificate or articles of incorporation, as amended, and bylaws, as amended, and any other charter or organizational documents, each as amended, of Company and each of its subsidiaries. Neither Company nor any of its subsidiaries is in violation of any of the provisions of its certificate or articles of incorporation or bylaws or other charter or organizational documents, each as amended. Company is the owner of all outstanding shares of capital stock or voting securities of each of its subsidiaries and all such shares and voting securities are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock and voting securities of each such subsidiary are owned by Company free and clear of all liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Company or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Company does not directly or indirectly own any subsidiaries or any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity.

         2.2 CAPITAL STRUCTURE. The authorized capital stock of Company consists of 50,000,000 shares of Company Common Stock, no par value, of which there were issued and outstanding as of the date hereof 9,479,845 shares held of record by 9 individuals. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities as of the date hereof, other than pursuant to the exercise of Company Options outstanding as of the date hereof. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free and clear of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the articles of incorporation or bylaws, each as amended, of Company or any agreement to which Company is a party or by which it is bound. As of the date hereof, Company has reserved an aggregate of 2,000,000 shares of Company Common Stock for issuance to employees, consultants and directors pursuant to the Company Stock Option Plan, of which no shares have been issued pursuant to option exercises and 308,600 shares are subject to outstanding, unexercised Company Options. In addition, 556,747 shares of Company Common Stock are subject to Company Options that were granted prior to the adoption of the Company Stock Option Plan. Except as set forth in the preceding two sentences, Company has not issued or granted additional options under the Company Stock Option Plan or otherwise. Company has not issued or granted any direct stock purchases or awards, stock appreciation rights or performance units under the Company Stock Option Plan or otherwise. Except for the rights created pursuant to this Agreement and the Company Stock Option Plan and applicable option agreements, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Company is a party or by which it is bound obligating Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Company or obligating Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except for this Agreement and as provided by Section 5.10, there are no contracts, commitments or agreements relating to voting, purchase or sale of Company's capital stock (i) between or among Company and any of its shareholders or (ii) between or among any of Company's shareholders. The terms of the Company Stock Option Plan and Company Options permit the assumption of all of the Company Options as provided in this Agreement, without the consent or approval of the holders of such securities, the Company's shareholders, or otherwise. True and complete copies of all agreements and instruments relating to Company Options or relating to or issued under the Company Stock Option Plan have been provided to Parent and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments, from the form provided to Parent in any particular case or generally. All outstanding shares of Company Common Stock and all Company Options were issued in compliance with all applicable federal and state securities laws.

         2.3 AUTHORITY. Company has all requisite power and authority (corporate and otherwise) to enter into this Agreement and the other agreements and instruments to be executed and delivered by it pursuant hereto and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and such other agreements and instruments and the consummation of such other agreements and instruments and the transactions contemplated hereby and thereby have been duly authorized by all necessary action (corporate and otherwise) on the part of Company, including, without limitation, the approval and adoption of this Agreement and the Merger by the holders of at least two-thirds of the shares of Company Common Stock outstanding as of the date hereof as and in the manner required under Texas Law and Company's articles of incorporation and bylaws, as amended. Each of this Agreement and such other agreements and instruments have been duly executed and delivered by Company and each constitutes the valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement and each of such other agreements and instruments by Company does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of, any obligation or loss of any benefit under (i) any provision of the certificate or articles of incorporation, bylaws, or other charter or organizational documents, each as amended, of Company or any of its subsidiaries, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or any of its subsidiaries or any of their respective properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission, self-regulatory organization ("SRO") or other foreign or domestic governmental or quasi-governmental authority or instrumentality (each of the foregoing, a "Governmental Entity") is required by or with respect to Company or any of its subsidiaries in connection with the execution or delivery of this Agreement or such other agreements and instruments, the performance of Company's obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the Articles of Merger as provided in Section 1.2, (ii) consents, authorizations, filings, approvals and registrations set forth in the Company Disclosure Schedule specifically identifying this subsection and which, if not obtained or made, would not have a Material Adverse Effect on Company and would not prevent, or materially alter or delay, any of the transactions contemplated by this Agreement or such other agreements and instruments and (iii) any filings or applications as may be required under applicable SRO or state broker-dealer laws as set forth in the Company Disclosure Schedule. Company is not aware of any reason why the approvals of all Governmental Entities necessary to permit consummation of the Merger or the other transactions contemplated by this Agreement will not be received without the imposition of a condition or requirement.

         2.4 FINANCIAL STATEMENTS. Company has furnished to Parent the audited consolidated financial statements (including audited consolidated balance sheet, statements of income or loss and accumulated deficit and cash flows) of Company and its subsidiaries as of and for the fiscal years ended December 31, 1997 and December 31, 1998, and the unaudited consolidated financial statements (including unaudited consolidated balance sheet, statements of income or loss and accumulated deficit and cash flows) of the Company and its subsidiaries as of and for the fiscal year ended December 31, 1996 and the nine month period ended September 30, 1999 (collectively, the "Company Financial Statements"). The Company Financial Statements (including the notes thereto), true, correct and complete copies of which are attached to the Company Disclosure Schedule as
SCHEDULE 2.4 (a), were prepared in accordance with the books of account and records of the Company, (b) fairly present the consolidated financial condition and results of operations of the Company and its subsidiaries as of the dates and for the periods indicated therein (subject, in the case of unaudited non-fiscal year statements, to normal and recurring year-end adjustments), (c) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto),
(d) were complete and correct in all material respects as of their respective dates, and (e) make full and adequate disclosure of, and provision for, all material liabilities of the Company as of the dates thereof.

         2.5 ABSENCE OF CERTAIN CHANGES. Since December 31, 1998 (the "Company Balance Sheet Date"), Company has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on Company;
(ii) any acquisition, sale or transfer of any material asset of Company or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Company or any revaluation by Company of any of its or any of its subsidiaries' assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Company, or any direct or indirect redemption, purchase or other acquisition by Company of any of its shares of capital stock; (v) any material contract entered into by Company or any of its subsidiaries, other than in the ordinary course of business and as provided to Parent, or any material amendment or termination of, or default under, any material contract to which Company or any of its subsidiaries is a party or by which it is bound; (vi) any amendment or change to the articles of incorporation or bylaws of Company; (vii) any increase in or modification of the compensation or benefits payable or to become payable by Company to any of its directors, officers or employees other than as consistent with past practices and which in the aggregate are not material; (viii) any material change in the interest rate risk management and hedging policies, procedures or practices of Company or any of its subsidiaries, or any failure to comply with such policies, procedures and practices; or (ix) any agreement by Company or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (viii) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

         2.6 ABSENCE OF UNDISCLOSED LIABILITIES. None of Company or any of its subsidiaries has any material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the balance sheet of Company and subsidiaries for the fiscal quarter ended September 30, 1999 (the "Company Balance Sheet"), (ii) those incurred in the ordinary course of business consistent with past practice since the Company Balance Sheet Date and which have not had and are not reasonably likely to have a Material Adverse Effect on Company, and (iii) those incurred in connection with the execution of this Agreement.

         2.7 LITIGATION. There is no private or governmental action, suit, proceeding, claim, arbitration, inquiry, examination, inspection or investigation pending by or before any Governmental Entity, agency, court or tribunal, foreign or domestic or, to the knowledge (as defined in Section 8.10) of Company or any of its subsidiaries, threatened against Company or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such). There is no judgment, decree or order against Company or any of its subsidiaries, or, to the knowledge of Company and its subsidiaries, any of their respective directors or officers (in their capacities as such).

         2.8 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing any current business practice of Company or any of its subsidiaries, any acquisition of property by Company or any of its subsidiaries or the conduct of business by Company or any of its subsidiaries as currently conducted by Company or any of its subsidiaries.

         2.9 COMPLIANCE WITH LAWS. Except with respect to filings and applications as may be required under applicable SRO or state broker-dealer laws as set forth in the Company Disclosure Schedule, each of Company and its subsidiaries has complied in all material respects with all applicable federal, state, local, self-regulatory and foreign laws, statutes, ordinances, rules and regulations, and is not in violation in any material respect of, and has not received any notices of material violation with respect to, its respective articles of incorporation or bylaws or other charter or organizational documents, or any federal, state, local, self-regulatory or foreign statute, law, ordinance, rule or regulation applicable to the conduct of its business or the ownership or operation of its business.

         2.10 TITLE TO PROPERTY. Company and its subsidiaries have good, valid and marketable title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Company Balance Sheet or acquired after the Company Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business), or in the case of leased properties and assets, valid leasehold interests, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the Company Balance Sheet. The plants, property and equipment of Company and its subsidiaries that are used in the operations of their businesses are in good operating condition and repair. All properties used in the operations of Company and its subsidiaries are reflected in the Company Balance Sheet to the extent GAAP require the same to be reflected. SCHEDULE 2.10 to the Company Disclosure
Schedule identifies each parcel of real property owned or leased by Company or any of its subsidiaries.

         2.11 INTELLECTUAL PROPERTY.

                  (a) Company and its subsidiaries are the sole and exclusive owners of, or are licensed or otherwise possess legally enforceable and unencumbered rights to use, all patents, trademarks, trade names, service marks, domain names, database rights, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (collectively, "Intellectual Property") that are used in the business of Company and its subsidiaries as currently conducted by Company and its subsidiaries. Company has not (i) licensed any Intellectual Property in source code form owned by Company to any party or (ii) entered into any exclusive agreements relating to Intellectual Property.

                  (b) SCHEDULE 2.11 to the Company Disclosure Schedule lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which Company is a party and pursuant to which any person is authorized to use any Intellectual Property of the Company, and (iii) all licenses, sublicenses and other agreements as to which Company or any of its subsidiaries is a party and pursuant to which Company is authorized to use any Intellectual Property of any third party ("Third Party Intellectual Property Rights"), which is incorporated in, is, or forms a part of any product or service of Company or any of its subsidiaries or which is otherwise used by Company or any of its subsidiaries (excluding commercially available, off-the-shelf software). Except as contained in any agreement reflecting Third Party Intellectual Property disclosed in the Company Disclosure Schedule, no royalties or other continuing payment obligations are or will be due in respect of Third Party Intellectual Property Rights.

                  (c) To the knowledge of Company, there is no unauthorized use, improper disclosure, infringement or misappropriation of any Intellectual Property rights of Company or any of its subsidiaries, or any Intellectual Property Right of any third party to the extent licensed by or through Company or any of its subsidiaries, by any third party, including any employee or former employee of Company or any of its subsidiaries. Except as contained in any agreement reflecting Intellectual Property of the Company or Third Party Intellectual Property disclosed in the Company Disclosure Schedule, neither Company nor any of its subsidiaries has entered into any agreement to indemnify any other person against any charge of unauthorized use, improper disclosure, infringement or misappropriation of any Intellectual Property.

                  (d) None of Company or its subsidiaries is, nor will any of them be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach or right to terminate of any license, sublicense or other agreement relating to any Intellectual Property or Third Party Intellectual Property Rights.

                  (e) All patents, registered trademarks, service marks and copyrights and other Intellectual Property held by Company and its subsidiaries are valid and subsisting. Neither Company nor any of its subsidiaries (i) has been charged in any suit, action or proceeding with any infringement, violation, misappropriation, improper disclosure or unauthorized use of any patents, trademarks, service marks, copyrights or violation of any trade secret or other Intellectual Property right of any third party or a breach of any licence or other agreement involving Intellectual Property nor has any claim been made with respect thereto or (ii) has brought any action, suit or proceeding for infringement, violation, misappropriation, improper disclosure or unauthorized use of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. Neither the manufacturing, use, marketing, licensing or sale of the products or services of Company or any of its subsidiaries nor the operation of the business of Company or any of its subsidiaries constitutes an infringement, violation, misappropriation, unauthorized use or improper disclosure of any patent, trademark, service mark, copyright, trade secret or other Intellectual Property right of any third party.

                  (f) Company has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that Company does not already own by operation of law.

                  (g) Company has taken reasonable steps consistent with prevailing industry practice to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, patent applications or copyright.

         2.12 ENVIRONMENTAL MATTERS.

                  (a) The following terms shall be defined as follows:

                           (i) "Environmental and Safety Laws" shall mean any
federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

                           (ii) "Hazardous Materials" shall mean any toxic or
hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws.

                           (iii) "Property" shall mean all real property leased
or owned by Company or its subsidiaries either currently or in the past.

                           (iv) "Facilities" shall mean all buildings and
improvements on the Property of Company or its subsidiaries.

                  (b) Company represents and warrants as follows: (i) no methylene chloride or asbestos is contained in or has been used at or released from the Facilities; (ii) all Hazardous Materials have been disposed of in accordance with all Environmental and Safety Laws; (iii) Company and its subsidiaries have received no notice (verbal or written) of any noncompliance of the Facilities or its past or present operations with Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending or threatened relating to a violation of any Environmental and Safety Laws; (v) neither Company nor any of its subsidiaries are a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), or state analog statute, arising out of events occurring prior to the Effective Time; (vi) there have not been in the past, and are not now, any Hazardous Materials on, under or migrating to or from the Facilities or any Property; (vii) there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under any Property;
(viii) there are no polychlorinated biphenyls (PCBs) deposited, stored, disposed of or located on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million; (ix) there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities; (x) the Facilities and Company's and its subsidiaries' uses and activities therein have at all times complied with all Environmental and Safety Laws; and (xi) Company and its subsidiaries have all the permits and licenses required to be issued under

Environmental and Safety Laws and are in full compliance with the terms and conditions of those permits.

         2.13 TAXES. Company and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax (as defined below) purposes of which Company or any of its subsidiaries is or has been a member, have properly completed and filed all Tax Returns (as defined below) required to be filed by them and have paid all Taxes shown thereon to be due, other than any Taxes for which adequate reserves under GAAP have been recorded in the Financial Statements. Company has provided adequate accruals in accordance with GAAP in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. Company has no material liability for unpaid Taxes accruing after the date of its latest Financial Statements other than Taxes arising in the ordinary course of its business. There is (i) no material claim for Taxes that is a lien against the property of Company or any of its subsidiaries or is being asserted against Company or any of its subsidiaries other than liens for Taxes not yet due and payable, (ii) Company has not been notified and has no other knowledge that any audit of any Tax Return of Company or any of its subsidiaries is being conducted by a Tax authority, (iii) no extension of the statute of limitations on the assessment of any Taxes granted by Company or any of its subsidiaries and currently in effect, and (iv) there is no agreement, contract or arrangement to which Company or any of its subsidiaries is a party that may result in the payment of any amount that would not be deductible by reason of Sections 280G, 162 or 404 of the Code. There has been no change in ownership of Company or any of its subsidiaries that has caused the utilization of any losses of such entities to be limited pursuant to Section 382 of the Code. Company has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger. Neither Company nor any of its subsidiaries has filed or will file any consent to have the provisions of paragraph 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to Company or any of its subsidiaries. Neither Company nor any of its subsidiaries is a party to any Tax sharing or Tax allocation agreement nor does Company or any of its subsidiaries owe any amount under any such agreement. Neither Company nor any of its subsidiaries has filed any disclosures under
Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return. Neither Company nor any of its subsidiaries has ever been a member of a consolidated, combined or unitary group of which Company was not the ultimate parent corporation. Company and each of its subsidiaries have in their possession receipts for any Taxes paid to foreign Tax authorities. For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, intangible, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and
(iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used herein, "Tax Return" shall mean any return, statement, report or form (including, without limitation, estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns) required to be filed with respect to Taxes. Company and each of its subsidiaries are in full compliance with all terms and conditions of any Tax exemptions or other Tax-sparing agreement or order of a foreign government and the consummation of the Merger shall not have any adverse effect on the continued validity and effectiveness of any such Tax exemptions or other Tax-sparing agreement or order.

         2.14 EMPLOYEE BENEFIT PLANS.

                  (a) SCHEDULE 2.14 to the Company Disclosure Schedule lists, with respect to Company, any subsidiary of Company and any trade or business (whether or not incorporated) which is treated as a single employer with Company (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) each loan to a non-officer employee in excess of five thousand dollars ($5,000), loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other material (in the aggregate not in excess of $10,000) fringe or employee benefit plans, programs or arrangements that apply to senior management of Company and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise and still operative and in effect, for the benefit of, or relating to, any present or former employee, consultant or director of Company (together, the "Company Employee Plans").

                  (b) Company has furnished to Parent a copy of each of the Company Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications relating thereto) and has, with respect to each Company Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service ("IRS") a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. Company has also furnished Parent with the most recent Internal Revenue Service determination letter issued with respect to each such Company Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Company Employee Plan subject to Code Section 401(a).

                  (c) (i) None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Company Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) each Company Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect, and Company and each subsidiary or ERISA Affiliate have performed all obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Company Employee Plans; (iv) neither Company nor any subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Company Employee Plans; (v) all material contributions required to be made by Company or any subsidiary or ERISA Affiliate to any Company Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Company Employee Plan for the current plan years; (vi) with respect to each Company Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; (vii) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent (other than ordinary administrative expenses typically incurred in a termination event); (viii) all premiums required by any Company Employee Plan have been paid thereunder or accrued on the books of the Company; (ix) all outstanding indebtedness for services performed or accrued vacation, holiday pay, earned commissions, accrued bonuses or other benefits owned to any present or former employee, consultant or director have been paid when due or accrued on the books of the Company; and (x) no action or failure to act with respect to any Company Employee Plan could subject Company, Surviving Corporation or Parent or any of their respective affiliates or any Company Employee Plan to any material tax, penalty or other liability, for breach of fiduciary duty or otherwise, under ERISA or any other applicable law, whether by way of indemnity or otherwise. With respect to each Company Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Company has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Company Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the best knowledge of Company is threatened, against or with respect to any such Company Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor, and, to the knowledge of Company, there are no facts that could give rise to any liability in the event of any such suit, proceeding, action or other litigation which reasonably could be expected to have a Material Adverse Effect. No payment or benefit which will or may be made by Company will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code. Neither Company nor any Company subsidiary or other ERISA Affiliate is a party to, or has ever been a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in
Section 3(37) of ERISA. Neither Company nor any Company subsidiary or ERISA Affiliate currently maintains, sponsor, participates in or contributes to, nor has it ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or
Section 412 of the Code.

                  (d) With respect to each Company Employee Plan, Company and each of its subsidiaries and ERISA Affiliates have complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations (including proposed regulations) thereunder, (ii) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations thereunder, except to the extent that any such failure to comply would not have a Material Adverse Effect on Company and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including proposed regulations) thereunder, except to the extent that any such failure to comply would not have a Material Adverse Effect on Company.

                  (e) The consummation of the transactions contemplated by this Agreement will not (either alone or when taken together with any additional or subsequent events) (i) entitle any current or former employee or other service provider of Company, any Company subsidiary or any other ERISA Affiliate to severance benefits or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due, any such employee or service provider under any Company Employee Plan.

                  (f) There has been no amendment to, or written interpretation or announcement (whether or not written) by Company, any Company subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any Company Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the fiscal year of the Company ended December 31, 1998.

                  (g) There has been no deferral of any cash or securities under the Company Stock Option Plan.

         2.15 EMPLOYEE MATTERS.

                  (a) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer, employee or other person of Company or any of its subsidiaries, (ii) materially increase any benefits otherwise payable by Company or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

                  (b) Company and each of its subsidiaries are in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. Company and each of its subsidiaries has withheld all material amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees, and is not liable for any material arrears of wages or any material taxes or any material penalty for failure to comply with any of the foregoing. Company is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending claims against Company or any of its subsidiaries under any workers compensation plan or policy or for long term disability. Neither Company nor any of its subsidiaries has any obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder, except for obligations that would not, individually or in the aggregate, have a Material Adverse Effect on Company. There are no controversies pending or, to the knowledge of Company, threatened between Company or any of its subsidiaries, on the one hand, and any of their respective employees, on the other hand, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal or other Governmental Entity. Neither Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract; nor does Company know of any activities or proceedings of any labor union to organize any such employees. To Company's knowledge, no employees of Company are in violation in any material respect of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Company because of the nature of the business conducted or presently proposed to be conducted by Company or to the use of trade secrets or proprietary information of others. Company does not have any employment agreement with any of its officers or other employees. No employees of Company have given notice to Company, nor is Company otherwise aware, that any such employee intends to terminate his or her employment with Company. SCHEDULE 2.15 to the Company Disclosure Schedule sets forth a list of employees of Company as of no earlier than September 30, 1999, which list includes each employee's name, title (if any), department, date of hire, current annual salary and whether such employee has executed an employment agreement with Company.

                  (c) All employees of Company or any of its subsidiaries engaged in the business of, acting as, or performing the duties of a registered representative, registered principal or similar registered personnel or agent (under the definition of such terms in the rules of the National Association of Securities Dealers, Inc. ("NASD"), any SRO or any state which has jurisdiction over Company or any of its subsidiaries (if applicable)) are properly registered to act in the capacity of a registered representative, registered principal or similar registered personnel or agent under the rules of the NASD any SRO or any state which has jurisdiction over Company or any of its subsidiaries (if applicable).

         2.16 INTERESTED PARTY TRANSACTIONS. Neither Company nor any of its subsidiaries is indebted to any shareholder, director, officer, employee or agent of Company or any of its subsidiaries or any affiliates (as defined in Section 2.21) or any family thereof (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Company or any of its subsidiaries, and there is no agreement (oral or written) or other arrangement or transaction involving or between or among the Company or any subsidiary, on the one hand, and any shareholder, director, officer or employee of Company or any of its subsidiaries or any affiliates or any family thereof, on the other hand.

         2.17 INSURANCE. There is no material claim pending under any of Company's policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid when due and Company and its subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. SCHEDULE 2.17 to the Company Disclosure Schedule sets forth all policies of insurance and bonds (including, all key man insurance policies) owned by or as to which the Company is a beneficiary or pays all or any portion of the premium therefor.

         2.18 REGULATORY MATTERS.

                  (a) Other than with respect to any filings or applications as may be required under applicable SRO or state broker-dealer laws as set forth in the Company Disclosure Schedule, Company and each of its subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Company or any of its subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Company's or any of its subsidiaries' business or the holding of any such interest ((i) and (ii) herein collectively called "Company Authorizations"), and all of such Company Authorizations are in full force and effect and subject to no special condition(s) or restriction(s).

                  (b) Company and its subsidiaries have complied, and are in compliance, in all material respects with all applicable federal, state, local and self-regulatory laws, statutes, licensing requirements, rules, and regulations. Each of Company and its subsidiaries has, and is in compliance with, all governmental and SRO authorizations, consents, licenses, permits (temporary or otherwise), orders, approvals, waivers, franchises and other rights ("Governmental Permits") necessary to conduct their businesses, including, but not limited to, Governmental Permits of the NASD, any state or foreign securities or prosecutorial authority or any other Governmental Entity required to operate their respective businesses and maintain their respective assets. Other than with respect to any filings or applications as may be required under applicable SRO or state broker-dealer laws as set forth in the Company Disclosure Schedule, each of Company and its subsidiaries has obtained all

Governmental Permits of any and all Governmental Entities required for the carrying on of its business and the maintenance of its assets and such Governmental Permits are in full force and effect, and there are no circumstances of which Company is aware which indicate that any of such Governmental Permits may be revoked or not renewed or withdrawn or (except to an immaterial or beneficial extent) amended, in whole or in part. SCHEDULE 2.18 to the Company Disclosure Schedule sets forth a true and complete list of all Governmental Permits held by Company or any of its subsidiaries or by any officers or employees of Company or any of its subsidiaries which is used in connection with or necessary to conduct their respective businesses. Neither Company nor any of its subsidiaries has received any notice from or is aware of any Governmental Entity (i) asserting that the Company or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances that such Governmental Entity enforces or (ii) threatening to revoke cancel or not renew any Governmental Permit (nor, to Company's knowledge, no grounds for any of the foregoing exist), or (iii) restricting or disqualifying in any material respect their activities. After giving effect to the Merger all Governmental Permits of the Surviving Corporation and its subsidiaries shall continue to be valid and in full force and effect to the same extent as they presently are for Company and its subsidiaries except as set forth in SCHEDULE
2.18 to the Company Disclosure Schedule. There is no order issued, investigation or proceeding pending or (to Company's knowledge) threatened, or notice served, with respect to any violation of any law, statute, ordinance, order, writ, decree, rule, regulation or the like issued by any Governmental Entity applicable to either Company or any of its subsidiaries or any of their respective directors, officers, employees or agents.

                  (c) Neither Company nor any of its subsidiaries is a party or subject to any agreement, consent decree or order or other understanding or arrangement with, or any directive of, any Governmental Entity which imposes any material restrictions on, or otherwise affects in any material respect, the conduct of the business of Company or any of its subsidiaries. There are and have not been any compliance or enforcement proceedings or, to the knowledge of Company, examinations, inspections, investigations or inquiries convened related thereto or any fines, sanctions or other measures imposed, by any Governmental Entity or body against, concerning or relating to Company any of its subsidiaries or any of their respective directors, officers, employees or agents.

                  (d) Each of Company and its subsidiaries, to the extent required to so register (the "Broker-Dealers"), is duly registered as a broker-dealer with the SEC and under all applicable state, federal, foreign or related laws and is a member of the NASD and a member of SIPC; it being understood that as of the date hereof neither Company or any of its subsidiaries has received or been paid any commissions, fees or other remuneration that it or they would not be permitted to receive or be paid as a result of not being duly registered. None of the Broker-Dealers has exceeded in any material respect the business activities enumerated in any applicable restriction or membership agreements or other limitations imposed in connection with its registrations, forms (including, Form BDs and reports filed with the NASD or any other Governmental Entity). The information contained in such registrations, forms and reports was or will be true and complete in all material respects as of the date immediately preceding Closing and, except as indicated on a subsequent registration form or report filed before the Closing, will continue to be true and complete in all material respects. Each such registration is in full force and effect.

                  (e) None of the Company, its subsidiaries, or their respective operations are required to be registered (i) as an investment adviser under the Investment Advisers Act of 1940, as amended or under any state, federal or foreign investment adviser or related laws or (ii) as an investment company under the Investment Company Act of 1940, as amended.

         2.19 MATERIAL CONTRACTS.

                  (a) Except as otherwise disclosed in the Company Disclosure Schedule, neither Company nor any of its subsidiaries is a party to or bound by any of the following (collectively, the "Material Contracts"):

                           (i) any contract or agreement for the acquisition or
sale of securities or any material portion of the assets or business of or to any other person or entity whether completed or pending other than pursuant to Company Options;

                           (ii) any contract or agreement for the purchase of
materials, supplies, equipment, services or data involving in the case of any such contract or agreement more than fifty thousand dollars ($50,000) over the life of the contract or agreement;

                           (iii) any contract, agreement or instrument that
expires or may be renewed at the option of any person other than Company or its subsidiaries so as to expire more than six months after the date of this Agreement, or which is not terminable by Company or a subsidiary (as applicable) on sixty or fewer days' notice at any time without penalty, AND involves the receipt or payment by Company or any of its subsidiaries of more than fifty thousand dollars ($50,000) during any twelve month period;

                           (iv) any indenture, mortgage, note, loan agreement,
installment obligation or other contract, agreement or instrument for the borrowing of money, any currency exchange, commodities or other hedging arrangement, any letter of credit or any leasing transaction of the type required to be capitalized in accordance with GAAP;

                           (v) any contract or agreement for capital
expenditures in excess of fifty thousand dollars ($50,000) individually or in the aggregate with other similar contracts or agreements;

                           (vi) any contract or agreement limiting the freedom
of Company or any of its subsidiaries or (to the extent known to Company) any of its officers or key employees to engage in any line of business or to compete with any person (as that term is defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or any confidentiality, secrecy or non-disclosure contract or agreement other than an ancillary provision included as part of a contract or agreement entered into by Company or any of its subsidiaries in the ordinary course of business;

                           (vii) any contract or agreement involving payments
during any twelve-month period of fifty thousand dollars ($50,000) or more, pursuant to which Company or any of its subsidiaries is a lessor or lessee of any real property, machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

                           (viii) any material contract or agreement with any
person with whom Company or any of its subsidiaries does not deal at arm's length within the meaning of the Code;

                           (ix) any agreement of guarantee, support,
indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person;

                           (x) any material consulting agreement;

                           (xi) any distribution, reseller, dealer, agency,
franchise, advertising, revenue sharing, marketing or similar agreement;

                           (xii) any clearing agency, investment banking,
placement, broker or similar agreement;

                           (xiii) any agreement with any Governmental Entity
(including any SRO); (xiv) any agreement to provide brokerage services or directly or indirectly participate in brokerage activities, commissions or fees in any manner;

                           (xv) any data redistribution or other agreement with
any vendor of financial market data or relating in any manner to financial market data;

                           (xvi) any product and/or service warranties, price
protection or return agreement or written policy or any similar written undertaking by or for which the Company or any of its subsidiaries remains responsible to perform (a form of any of the foregoing will be sufficient);

                           (xvii) any material agreement which would be
terminable other than by Company or its subsidiaries or any agreement that provides for the payment of money, accelerates or increases benefits, vesting or compensation or entitles any Person to take actions or receive benefits or otherwise triggers obligations as a result of the Merger or consummation of any of the transactions contemplated by this Agreement not otherwise disclosed in the Company Disclosure Schedule; or

                           (xviii) any other agreement which is material to the
operations of the Company's or any of its subsidiaries' businesses or operations or which may have a material affect on the Company's assets, properties or the Merger.

                  (b) Each of Company and its subsidiaries has performed all of the material obligations required to be performed by it and is entitled to all accrued benefits under, and is not in default, nor to the Company's knowledge has a claim been made that it is in default, in any material respect in respect of, each Material Contract to which it is a party or by which it is bound. Each of the Material Contracts is in full force and effect, unamended, and there exists no material default or event of default or event, occurrence, condition or act, with respect to Company or any of its subsidiaries or, to Company's knowledge, with respect to any other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or condition, would become a material default or event of default under any Material Contract. There are no unwritten obligations or agreements or course of dealings contrary in any material respect to the specific terms and provisions of any Material Contract. True, correct and complete copies of all Material Contracts have been delivered to Parent.

         2.20 YEAR 2000 COMPLIANCE. "Year 2000 Compliant" (or, as the context may require, "Year 2000 Compliance") means that any particular hardware or software will: (i) meet SEC and SRO requirements; (ii) process and store date data from at least the years 1900 through 2050, without error, interruption, malfunction, corruption, ceasing to function, generating incorrect data or otherwise producing incorrect results or adversely impacting current or future operations; (iii) maintain all functionality with respect to the introduction, processing and output of records containing dates falling on or after January 1, 2000; and (iv) support numeric and date transitions from the twentieth century to the twenty-first century, and back (including, without limitation, all calculations, aging, reporting, printing, displays, reversals, disaster and vital records recoveries) without error, interruption, malfunction, corruption, ceasing to function, generating incorrect data or otherwise producing incorrect results or adversely impacting current or future operations.

                  (a) All of Company's and its subsidiaries' current products and services and all computer software and hardware (including, without limitation, microcode, firmware, system and application programs, files, databases, computer services and microcontrollers, including those embedded in computer and noncomputer equipment) contained in Company's or any of its subsidiaries' current products or services are Year 2000 Compliant.

                  (b) All of Company's and its subsidiaries' internal computer systems are Year 2000 Compliant.

                  (c) Company and its subsidiaries have reviewed written certifications or other written confirmation from each of their key suppliers and distributors of services and products that same are Year 2000 Compliant, and, to the knowledge of Company after reasonable investigation and testing, neither Company nor any of its subsidiaries is relying on the products or services of any third party whose systems, products or services are not Year 2000 Compliant.

                  (d) Neither Company nor any of its subsidiaries has any material expenses or other material liabilities associated with securing Year 2000 Compliance, or making contingency arrangements to address Year 2000 Compliance issues, with respect to Company's or its subsidiaries' current products or services, internal computer systems or the computer systems of Company's or its subsidiaries' key suppliers or customers.

         2.21 COMPANY AFFILIATE AGREEMENTS. Each affiliate (as defined below) of Company has entered into a Company Affiliate Agreement in the form attached hereto as EXHIBIT "B" (the

"Company Affiliate Agreements"). For purposes of this Agreement, persons and/or entities deemed affiliates of an entity within the meaning of Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act for purposes of Accounting Series, Releases 130 and 135, as amended, of the SEC are referred to as "affiliates." All of the affiliates of the Company are listed on
SCHEDULE 2.21 hereto.

         2.22 STATE TAKEOVER STATUTES. The Board of Directors of Company has taken all actions so that the restrictions (if any) contained in Texas Law applicable to "control share acquisitions" shall not apply to the execution, delivery or performance of this Agreement, the consummation of the Merger or the other transactions contemplated by this Agreement. No other state takeover statute or regulation is applicable to the Merger, this Agreement or the transactions contemplated hereby or thereby.

         2.23 TAX AND ACCOUNTING TREATMENT. Neither Company nor any of its shareholders, directors or officers has taken any action that would interfere with Parent's or the Surviving Corporation's ability to account for the Merger as a pooling of interests or would prevent the Merger from constituting a transaction qualifying as a reorganization within the meaning of Section 368(a) of the Code. Neither Company nor, to Company's knowledge, any of its affiliates or agents is aware of any agreement, plan or other circumstance that would interfere with Parent's or the Surviving Corporation's ability to account for the Merger as a pooling of interests or prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         2.24 BROKERS' AND FINDERS' FEES. Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby, other than under its engagement letter with A.G. Edwards & Sons, Inc. (a true and complete copy of which has been furnished to Parent).

         2.25 NON-RELIANCE. Company, for itself and on behalf of its shareholders, directors, officers, subsidiaries and affiliates, disclaims and disavows any reliance whatsoever upon Raymond James & Associates, Inc. ("Raymond James") or any of its officers, employees or affiliates in connection with the Merger or the transactions contemplated under this Agreement and acknowledges that it and they have relied solely upon their own independent investigation and agents and legal counsel before deciding to enter into the Merger and consummate the transaction contemplated by this Agreement.

         2.26 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Company herein or in any Schedule, including in the Company Disclosure Schedule, or certificate furnished by Company pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Except as disclosed in the document of even date herewith delivered by Parent to Company prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Parent Disclosure Schedule"), any exception so disclosed in the Parent Disclosure Schedule to specifically identify the Section of this Agreement to which such exception relates, Parent represents and warrants to Company as follows:

         3.1 ORGANIZATION, STANDING AND POWER. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and the Registration Rights Agreement (as hereinafter defined) and to consummate the transactions contemplated hereby and thereby.

         3.2 CAPITAL STRUCTURE. The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock and 25,000,000 shares of Parent's preferred stock, par value $.01 per share ("Preferred Stock"), of which there were issued and outstanding as of the close of business on September 30, 1999, 22,463,439 shares of Parent Common Stock and no shares of Preferred Stock. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after September 30, 1999 other than pursuant to the exercise of vested options outstanding as of such date under the Company's 1996 Amended and Restated Incentive Stock Plan, 1997 Employee Stock Purchase Plan and 1997 Nonemployee Director Stock Option Plan (collectively and as amended to date, the "Parent Stock Plans"). All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free and clear of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the articles of incorporation or bylaws, each as amended, of Parent or any agreement to which Parent is a party or by which it is bound. As of the close of business on September 30, 1999, Parent had reserved an aggregate of 5,175,000 shares of Common Stock for issuance to employees, consultants and directors pursuant to the Parent Stock Plans, of which 225,331 shares have been issued pursuant to option exercises and 3,262,275 shares are subject to outstanding, unexercised options (excluding any options to purchase shares of Parent Common Stock under the 1997 Employee Stock Purchase Plan, as amended). Parent has not issued or granted any Stock purchase rights or awards, stock appreciation rights or performance units under the Parent Stock Plans or otherwise. Except for (i) the rights created pursuant to this Agreement and the Parent Stock Plans and agreements issued pursuant or under the Parent Stock Plans, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Parent is a party or by which it is bound obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Parent or obligating Parent to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of Parent's capital stock (i) between or among Parent and any of its stockholders and (ii) to the best of Parent's knowledge, between or among any of Parent's stockholders. All outstanding shares of Parent Common Stock and all options to purchase Parent Common Stock were issued in compliance with all applicable federal and state securities laws.

         3.3 AUTHORITY. The execution and delivery of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, as applicable. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by Parent and Merger Sub, as applicable, and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable against them in accordance with its terms, except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement and the Registration Rights Agreement do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the articles of incorporation or bylaws of Parent or Merger Sub, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Merger Sub or their respective properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement or the Registration Rights Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby or thereby, except for (i) the filing of the Articles of Merger as provided in Section 1.2 hereof, (ii) the filing with the SEC and the NASD of a registration statement on Form S-3 and the declaration of the effectiveness of such registration statement (as and to the extent amended), (iii) the filing of a Form 8-K with the SEC and the NASD, (iv) any filings or applications as may be required under applicable federal, SRO or state securities laws, (v) the filing with The Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Parent Common Stock issuable upon conversion of the Company Common Stock in the Merger and upon exercise of the options under the Company Stock Option Plan assumed by Parent, (vi) the filing of a registration statement on Form S-8 with the SEC or other applicable form covering the shares of Parent Common Stock issuable pursuant to the outstanding Company Options assumed by Parent, and (vii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Parent and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement or the Registration Rights Agreement.

         3.4 SEC DOCUMENTS; FINANCIAL STATEMENTS. Parent has made available (including via EDGAR) to Company each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities
Act), definitive proxy statement, and other filings filed with the SEC by Parent since September 30, 1997 (collectively, the "Parent SEC Documents"). In addition, Parent has made or will make (as the case may be) available (including via EDGAR) to Company all exhibits to the Parent SEC Documents which are filed prior to the Effective Time. As of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Parent SEC Document. The financial statements of Parent, including the notes thereto, included in the Parent SEC Documents (the "Parent Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Parent Financial Statements fairly present the consolidated financial condition and operating results of Parent and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

         3.5 ABSENCE OF UNDISCLOSED LIABILITIES. Parent has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the consolidated balance sheet of Parent and its subsidiaries or in the related notes to the consolidated financial statements included in Parent's Annual Report on Form 10-K for the period ended December 31, 1998 (the "Parent Balance Sheet Date"), (ii) those disclosed in Parent SEC Documents filed subsequent to the Parent Balance Sheet Date, and (iii) those incurred in the ordinary course of business consistent with past practice since the Parent Balance Sheet Date and which have not had and are not reasonably likely to have a Material Adverse Effect on Parent.

         3.6 ABSENCE OF CERTAIN CHANGES. Since the Parent Balance Sheet Date, other than (i) those disclosed in Parent SEC Documents filed subsequent to the Parent Balance Sheet Date and (ii) those matters which had not had and are not reasonably likely to have a Material Adverse Effect, Parent has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on Parent; (ii) any acquisition, sale or transfer of any material asset of Parent or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Parent or any revaluation by Parent of any of its or any of its subsidiaries' assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Parent, or any direct or indirect redemption, purchase or other acquisition by Parent of any of its shares of capital stock; (v) any amendment or change to the articles of incorporation or bylaws of Parent; (vi) any material change in the interest rate risk management and hedging policies, procedures or practices of Parent or any of its subsidiaries, or any failure to comply with such policies, procedures and practices; or (vii) any agreement by Parent or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (vi) (other than negotiations with Company and its representatives regarding the transactions contemplated by this Agreement).

         3.7 LITIGATION. There is no judgment, decree or order against Parent or, to the knowledge of Parent, any of its respective directors or officers (in their capacities as such) that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

         3.8 TAX TREATMENT. Neither Parent nor any of its directors or officers has taken any action that would prevent the Merger from constituting a transaction qualifying as a reorganization within the meaning of Section 368(a) of the Code. Neither Parent nor, to Parent's knowledge, any of its affiliates or agents is aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         3.9 BROKER'S AND FINDERS' FEES. Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby, other than the fees and expenses of Raymond James (which will be borne by Parent).

         3.10 NON-RELIANCE. Parent, for itself and on behalf of its shareholders, directors, officers, subsidiaries and affiliates, disclaims and disavows any reliance whatsoever upon A.G. Edwards & Sons, Inc. ("A.G. Edwards") or any of its officers, employees or affiliates in connection with the Merger or the transactions contemplated under this Agreement and acknowledges that it and they have relied solely upon their own independent investigation and agents and legal counsel before deciding to enter into the Merger and consummate the transaction contemplated by this Agreement.

         3.11 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Parent and Merger Sub herein or in any Schedule hereto, including the Parent Disclosure Schedule, or certificate furnished by Parent pursuant to this Agreement, or the Parent SEC Documents, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         4.1 CONDUCT OF BUSINESS. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Company agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by Parent), to carry on its and its subsidiaries' business in the ordinary course in substantially the same manner as heretofore conducted, to pay and to cause its subsidiaries to pay debts and Taxes when due subject to good faith disputes over such debts or Taxes, to pay or perform other obligations when due, and to use reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organizations, keep available the services of its and its subsidiaries' present officers and employees and preserve its and its subsidiaries' relationships with customers, suppliers, data and other distributors, licensors, licensees, SROs, Governmental Entities and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. Each of Company and Parent agrees to promptly notify the other of any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which could have a Material Adverse Effect on it or any of its subsidiaries.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 ACCESS TO INFORMATION.

                  (a) At all times prior to the Effective Time, Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours to (i) all of Company's and its subsidiaries' assets, properties, facilities, books, contracts, commitments, records and employees, (ii) all Tax Returns and work papers and all other information relating to Taxes of Company and its subsidiaries, and (iii) all other information concerning the business, properties and personnel of Company and its subsidiaries as Parent may reasonably request. Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements, budgets, operating plans and projections promptly upon request.

                  (b) No information or knowledge obtained in any investigation pursuant to this Section 5.1 or otherwise shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

         5.2 PUBLIC DISCLOSURE. Unless otherwise permitted by this Agreement, Parent and Company shall consult with each other before issuing any press release or otherwise making any public statement or making any other public disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement or any of the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld or delayed), except as may be required by law (including securities laws) or by obligations pursuant to any listing agreement or other requirements of or with the NASD, in which case the party proposing to issue such press release or make such public statement or disclosure shall reasonably attempt to consult with the other party before issuing such press release or making such public statement or disclosure.

         5.3 CONSENTS; COOPERATION. Each of Parent, Merger Sub and Company will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person required to be obtained or made in connection with the taking of any action contemplated by this Agreement. In the event an injunction or other order shall have been issued which prevents, alters or delays the Merger or any other transaction contemplated hereby, each party agrees to use its reasonable best efforts to have such injunction or other order lifted. Without limiting the foregoing, each of Parent and Company shall use its reasonable best efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the Merger for the assignment thereof or otherwise. As soon as practicable, Parent and Company shall file all necessary forms and take all necessary actions, and thereafter shall use its reasonable best efforts, to file any required notice or application regarding the change of control or ownership of Company and its subsidiaries from the NASD and any applicable state and all other notices, licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts, agreements, licenses or other instruments relating to the business as may be required in order to enable each of Parent and Company, respectively, to perform its obligations hereunder and so as to permit the Closing to occur at the earliest possible date.

         5.4 REASONABLE BEST EFFORTS AND FURTHER ASSURANCES. Each of the parties to this Agreement shall use its reasonable best efforts to effect the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

         5.5 BLUE SKY LAWS. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the shares of Parent Common Stock in connection with the Merger. Company shall use its best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of the shares of Parent Common Stock in connection with the Merger.

         5.6 LISTING OF ADDITIONAL SHARES. Immediately after the Effective Time, Parent shall file with The Nasdaq National Market a Notification Form for Listing of Additional Shares with respect to the shares of Parent Common Stock issuable upon conversion of the Company Common Stock in the Merger and upon exercise of the Company Options assumed by Parent.

         5.7 POOLING ACCOUNTING. Parent and Company shall each use its best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests under GAAP and applicable SEC rules and regulations. Each of Parent and Company shall use its reasonable best efforts to cause its Affiliates not to take any action that would adversely affect the ability of Parent or the Surviving Corporation to account for the business combination to be effected by the Merger as a pooling of interests. At all times at and following the Effective Time, Parent may impose stop transfer instructions or elect to not permit the transfer of shares of Parent Common Stock or the issuance of a new certificate representing such shares unless and until such a transfer can be made without adversely affecting the ability of Parent or the Surviving Corporation to account for the business combination to be effected by the Merger as a pooling of interests.

         5.8 AFFILIATE AGREEMENTS. Company shall provide Parent with such information and documents as Parent shall reasonably request for purposes of reviewing such list. Company shall deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement, from each of the Affiliates of Company an executed Company Affiliate Agreement in the form of EXHIBIT "B" hereto. Parent and Merger Sub shall be entitled to place appropriate legends on the certificates evidencing shares of Parent Common Stock to be received by such Affiliates of Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, in each of the foregoing cases in accordance with the terms of such Company Affiliate Agreement.

         5.9 TAX TREATMENT. The parties shall use their reasonable best efforts to cause the Merger to qualify as a "reorganization" within the meaning of
Section 368(a) of the Code.

         5.10 COMPANY OPTIONS. At the Effective Time, the Company Stock Option Plan and each Company Option, whether vested or unvested, will be assumed by Parent. Company represents and warrants to Parent that SCHEDULE 5.10 hereto sets forth a true and complete list as of the date hereof of all holders of outstanding Company Options, including the number of shares of Company Common Stock subject to each such Company Option, the exercise or vesting schedule (including any accelerated vesting provisions), the exercise price per share and the term of each such Company Option. Each such Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Company Stock Option Plan and/or the applicable stock option agreements immediately prior to the Effective Time, except that (i) such Company Option will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of Parent Common Stock, and
(ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent, subject to any adjustments necessary to protect the status of any Company Option as an incentive stock option as defined in Section 422 of the Code (if applicable).
It is the intention of the
parties that the Company Options so assumed by Parent qualify, to the maximum extent permissible following the Effective Time, as incentive stock options as defined in Section 422 of the Code to the extent such Company Options qualified as incentive stock options prior to the Effective Time. Within 30 business days after the Effective Time, Parent will issue to each person who, immediately prior to the Effective Time, was a holder of an outstanding Company Option a document evidencing the foregoing assumption of such Company Option by Parent.

         5.11 FORM S-8. Parent agrees to use its reasonable best efforts to file as soon as practicable after the Effective Time (and in any event no later than thirty (30) business days after the Effective Time), a registration statement on Form S-8 covering the shares of Parent Common Stock issuable pursuant to outstanding Company Options assumed by Parent. Company shall cooperate with and assist Parent in the preparation of such registration statement.

         5.12 AGREEMENT REGARDING EMPLOYMENT; NON-COMPETITION AGREEMENT.

                  (a) On or prior to the Closing Date, Company shall cause each of the individuals set forth on SCHEDULE 5.12(A) to have delivered to Parent an executed Agreement Regarding Employment in the form of EXHIBIT "C" attached hereto.

                  (b) On or prior to the Closing Date, Company shall cause each of the shareholders of Company set forth on SCHEDULE 5.12(B) to have delivered to Parent an executed Shareholder Non-Competition and Non-Disclosure Agreement (the "Non-Competition Agreement") in the form of EXHIBIT "D" attached hereto.

         5.13 DIRECTOR AND OFFICER INDEMNIFICATION. Parent agrees not to cause or allow the Surviving Corporation to modify any rights to indemnification or exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the officers and directors of Company and its subsidiaries as provided in their respective certificates or articles of incorporation or by-laws and any indemnification agreements of Company.

         5.14 SHAREHOLDER LITIGATION. Company shall give Parent the opportunity to participate in or, in the event Parent is named in any such litigation, to lead, in each case at its own expense, in the defense of any shareholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement.

         5.15 STOCK OPTION AGREEMENTS. As soon as practicable after the Effective Time, Parent shall deliver to each of the individuals set forth on
SCHEDULE 5.15 a Stock Option Agreement in the form of EXHIBIT "E" attached hereto for all individuals on Schedule 5.15 except John R. Jennings and T. Keith Black and in the form of EXHIBIT "E-1" for each of John R. Jennings and T. Keith Black, covering the number of stock options to purchase Parent Common Stock set forth next to such individuals name on SCHEDULE 5.15, having as the "Date of Grant" the date of the Effective Time and at an exercise price equal to the fair market value of Parent Common Stock on the "Date of Grant" as determined under and in accordance with Parent's Amended and Restated 1996 Incentive Stock Plan, as amended.

         5.16 INVESTMENT ACKNOWLEDGMENT AGREEMENT. On or prior to the Closing Date, Company shall cause each of the shareholders of Company set forth on
SCHEDULE 5.16 to deliver to Parent an executed Investment Acknowledgment Agreement in the form of EXHIBIT "F" attached hereto.

         5.17 REGISTRATION RIGHTS AGREEMENT. Concurrently with the closing of this Agreement, Parent, Company and the shareholders of Company shall enter into a Registration Rights Agreement in the form of EXHIBIT "G" attached hereto.

         5.18 COMPANY INDEBTEDNESS. Concurrently with the closing of this Agreement, Parent shall pay in full the indebtedness of Company listed on
SCHEDULE 5.18 in the outstanding principal amounts set forth on such SCHEDULE 5.18, together with any accrued and unpaid interest which is not then delinquent, which payment of such indebtedness as heretofore indicated Company represents and warrants shall satisfy all such indebtedness in full. Concurrently with Parent's payment of such indebtedness, Company shall cause to be delivered to Parent (a) a satisfaction in full or other instrument acknowledging the payment in full of such indebtedness from each holder thereof,
(b) UCC-3 termination statements from each holder terminating any UCC financing statements filed in connection with such indebtedness and (c) a release and/or reassignment of any and all right, title and interest of the holders of such indebtedness with respect to those certain key-man life insurance policies issued by Jefferson-Pilot Life Insurance Company insuring the lives of each of John R. Jennings and T. Keith Black in the amount of $2,000,000.

         5.19 OBSERVATION RIGHTS. John Jennings and T. Keith Black shall be entitled to attend as observers all meetings of the Board of Directors of Parent (including telephonic meetings); provided, however, that (a) Parent's Board of Directors may require that such individuals not attend any particular Board meeting or be excused from any portions of meetings that involve matters or business that Parent's Board of Directors, in its reasonable discretion, determine involve matters or business necessary to be considered by the Board of Directors without Messrs. Jennings and Black being in attendance; and (b) such rights shall exist for each individual only for so long as such individual owns at least 1.5% of the outstanding shares of Parent Common Stock. Except with respect to matters or business as to which Parent's Board of Directors has determined should be considered by the Board of Directors without Messrs. Jennings and Black being in attendance and for so long as each individual is entitled to attend Board meetings, such individual shall be provided with the same meeting notices and materials as the members of Parent's Board of Directors, including but not limited to copies of all proposed and final resolutions, minutes and written consents.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

         6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following condition, which may be waived, in writing, by agreement of all the parties hereto:

                  (a) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which prevents or prohibits the consummation of the Merger. In the event an injunction or other order shall have been issued, each party agrees to use its commercially reasonable efforts to have such injunction or other order lifted.

         6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF COMPANY. The obligations of Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Company:

                  (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) The representations and warranties of Parent in this Agreement shall be true and correct in all material respects (except that those representations and warranties that are qualified by their terms by a reference to materiality or Material Adverse Effect shall be true and correct in all respects) when made on and as of the Effective Time as though such representations and warranties were made on and as of such time (other than representations and warranties expressly relating to and made as of an earlier date, which shall have been true and correct as of such earlier date) and (ii) Parent and Merger Sub shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions of this Agreement required to be performed and complied with by them at or prior to the Effective Time.

                  (b) CERTIFICATE OF PARENT. Company shall have been provided with a certificate executed on behalf of Parent by its President and its Chief Financial Officer certifying that the condition set forth in Section 6.2(a) has been fulfilled.

                  (c) NO MATERIAL ADVERSE EFFECT. There shall not have occurred any Material Adverse Effect as to Parent and, its subsidiaries, taken as a whole.

         6.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Parent:

                  (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) The representations and warranties of Company in this Agreement shall be true and correct in all material respects (except that those representations and warranties that are qualified by their terms by a reference to materiality or Material Adverse Effect shall be true and correct in all respects) when made on and as of the Effective Time as though such representations and warranties were made on and as of such time (other than representations and warranties expressly relating to and made as of an earlier date) and (ii) Company shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Effective Time.

                  (b) CERTIFICATE OF COMPANY. Parent shall have been provided with a certificate executed on behalf of Company by its President and Chief Financial Officer certifying that the condition set forth in Section 6.3(a) has been fulfilled.

                  (c) THIRD PARTY CONSENTS. Parent shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under any Material Contract of Company or any of its subsidiaries or otherwise.

                  (d) GOVERNMENTAL APPROVAL. Parent shall have been furnished with evidence satisfactory to it that Parent, Company and Merger Sub and their respective subsidiaries have obtained from each Governmental Entity (other than the NASD) all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the other transactions contemplated hereby.

                  (e) INJUNCTIONS OR RESTRAINTS ON CONDUCT OF BUSINESS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Parent's conduct or operation of the business of Company and its subsidiaries following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission, SRO or other Governmental Entity seeking the foregoing be pending.

                  (f) NO MATERIAL ADVERSE EFFECT. There shall not have occurred any Material Adverse Effect as to Company and its subsidiaries, taken as a whole.

                  (g) COMPANY AFFILIATE AGREEMENTS. Parent shall have received from each Affiliate of Company an executed Company Affiliate Agreement.

                  (h) AGREEMENT REGARDING EMPLOYMENT AND NON-COMPETITION AGREEMENT. Each of the employees of Company set forth on SCHEDULE 5.12(A) shall have continued employment with the Surviving Corporation and shall have entered into an Agreement Regarding Employment in the form attached hereto as EXHIBIT "C." Each of the shareholders of Company set forth on SCHEDULE 5.12(B) shall have entered into a Non-Competition Agreement substantially in the form attached hereto as EXHIBIT "D."

                  (i) POOLING LETTERS. Parent shall have received letters, each dated the Closing Date, from Arthur Andersen LLP, Parent's independent auditors, and PriceWaterhouseCoopers LLP, Company's independent auditors, to the effect that the Merger qualifies for pooling of interests accounting treatment if consummated in accordance with this Agreement.

                  (j) OPINION OF COMPANY COUNSEL. Parent shall have received an opinion, dated the Closing Date, addressed to Parent from Company's counsel, Jenkens & Gilchrist, PC, in form and substance reasonably satisfactory to Parent, as to the matters and to the effect set forth on EXHIBIT "H" attached hereto.

                  (k) DISSENTING SHARES. The aggregate number of Dissenting Shares shall not equal more than 3% of the outstanding shares of Company Common Stock.

                                   ARTICLE VII

                         EXPENSES, AMENDMENT AND WAIVER

         7.1 EXPENSES. If the Merger is consummated all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, brokers, finders, agents, accountants and legal counsel) shall be paid by either Company or Parent, as applicable.

         7.2 AMENDMENT. The boards of directors of the parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the shareholders of Company or Merger Sub shall not without the approval of the shareholders of Company and Merger Sub (i) alter or change the amount or kind of consideration to be received on conversion of the Company Common Stock, or (ii) alter or change any of the terms and conditions of the Agreement if such alteration or change would materially adversely affect the holders of Company Common Stock or Merger Sub Common Stock.

         7.3 EXTENSION; WAIVER. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1 NON-SURVIVAL AT EFFECTIVE TIME. The representations, warranties and agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Article I, Sections 5.4 (Reasonable Best Efforts and Further Assurances), 5.6 (Listing of Additional Shares), 5.10 (Company Options), 5.11 (Form S-8), 5.13 (Director and Officer Indemnification),
5.15 (Stock Option Agreements), 5.19 (Observation Rights), 7.1 (Expenses), 7.2 (Amendment), and this Article VIII shall survive the Effective Time.

         8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Parent or Merger Sub, to:
                           Omega Research, Inc.
                           8700 West Flagler Street, Suite 250
                           Miami, Florida 33174
                           Attention:  Salomon Sredni, President
                           Facsimile No.:  (305) 485-7019
                           Telephone No.: (305) 485-7003

                           with a copy to:

                           Bilzin Sumberg Dunn Price & Axelrod LLP
                           2500 First Union Financial Center
                           200 South Biscayne Boulevard
                           Miami, Florida 33131
                           Attention:  Alan D. Axelrod, Esq.
                           Facsimile No.:  (305) 374-7593
                           Telephone No.: (305) 350-2369

                  (b)      if to  Company, to:
                           Window On WallStreet Inc.
                           1820 N. Glenville Drive, Suite 100
                           Richardson, Texas 75081
                           Attention: Mr. John R. Jennings,
                           Chief Executive Officer
                           Facsimile No.: (972) 783-6889
                           Telephone No.: (972) 783-6792 x 122

                           with a copy to:
                           Jenkens & Gilchrist, PC
                           1445 Ross Avenue, Suite 3200
                           Dallas, Texas 75202
                           Attention: Ronald Frappier, Esq.
                           Facsimile No.:  (214) 855-4300
                           Telephone No.: (214) 855-4743

         8.3 INTERPRETATION. When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         8.5 ENTIRE AGREEMENT; NONASSIGNABILITY; PARTIES IN INTEREST. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Company Disclosure Schedule and the Parent Disclosure Schedule, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for that certain confidentiality agreement dated July 6, 1999 from Parent to and accepted on behalf of Company and that certain mutual nondisclosure agreement dated as of September 30, 1999 between Parent and Company, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Sections 1.6(a), (c), (d), (f), (h) and (i) (Effect on Capital Stock), 1.7 (Surrender of Certificates), 5.6 (Listing of Additional Shares), 5.10 (Company Options), 5.11 (Form S-8), 5.13 (Director and Officer Indemnification), Section 5.15 (Stock Option Agreements) and Section
5.19 (Observation Rights); and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

         8.6 SEVERABILITY. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void, invalid or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such illegal, void, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such illegal, void, invalid or unenforceable provision.

         8.7 REMEDIES CUMULATIVE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         8.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without reference to such state's principles of conflicts of law, except as mandatorily governed by Texas law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within Miami-Dade County in the State of Florida in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Florida for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

         8.9 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         8.10 DEFINITIONS. For purposes of this Agreement, (a) "Material Adverse Effect" means any event, change, condition or effect that is, or could be reasonably expected to be, materially adverse to the condition (financial or otherwise), properties, assets (including, without limitation, Intellectual Property and other intangible assets), liabilities, business, operations or results of operations of such person or entity and its subsidiaries, taken as a whole; provided, however, that in no event shall a decrease in such person's or entity's stock price in and of itself be considered a "Material Adverse Effect,"
(b) "subsidiary" means, with respect to a party, any corporation, partnership, limited liability company or other organization or entity, whether incorporated or unincorporated, in which such party has, directly or indirectly, a fifty percent (50%) or greater interest and (c) any reference to a party's "knowledge" means such party's actual knowledge after reasonable inquiry of officers, directors and other employees of such party charged with senior administrative or operational responsibility for such matters.

         8.11 DISPUTES. In the event of a dispute hereunder or relating to the transactions contemplated hereby, including under or with respect to any of the agreements to be executed and delivered pursuant hereto, the prevailing party in such dispute shall be entitled to recover from the other party all of its costs and expenses incurred in connection with the enforcement of its rights hereunder or thereunder, including reasonable attorneys' and paralegals' fees and costs incurred before and at trial, at any other proceeding, at all tribunal levels and whether or not suit or any other proceeding is brought.

                          [SIGNATURE PAGE IS NEXT PAGE]

         IN WITNESS WHEREOF, Company, Parent and Merger Sub have caused this Agreement and Plan of Merger to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                      WINDOW ON WALLSTREET INC.

                      By: /s/ JOHN R. JENNINGS
                          ---------------------------
                      Name: John R. Jennings
                      Title:  Chief Executive Officer

                      OMEGA RESEARCH, INC.

                      By: /s/ RALPH L. CRUZ
                          ---------------------------
                      Name: Ralph L. Cruz
                      Title:  Co-Chief Executive Officer

                      WOW ACQUISITION CORPORATION

                      By: /s/ RALPH L. CRUZ
                          ---------------------------
                      Name: Ralph L. Cruz
                      Title:  Co-Chief Executive Officer

                                  SCHEDULE 2.21

                              AFFILIATES OF COMPANY


John R. Jennings
T. Keith Black
Alan Moore

                                 SCHEDULE 5.10
                                Company Options

Each option is equivalent to one share of Company Common Stock.

NAME               # OF    STRIKE   GRANT       VEST    VEST DATE   VESTED       VESTED       VESTED
                  OPTIONS  PRICE    DATE        PERIOD              12/31/1997*  12/31/1998*  9/30/1999*

FYE 1995

Asghar Afghani     92,000   0.10    01/12/1995  3       01/11/1998    84,333        92,000      92,000

Sean Davis         17,600   0.10    06/12/1995  4       06/11/1999    11,000        15,400      17,600

Andy Laska          4,000   0.10    12/15/1995  4       12/14/1999     2,000         3,000       4,000

FYE 1996

David Barnes      262,800   0.10    03/06/1996  3       03/06/1999   160,600       248,200     262,800

James K. Butts     16,000   0.10    04/15/1996  4       04/14/2000     7,000        11,000      14,000

Sean Davis        112,347   1.70    09/01/1996  4       08/31/2000    37,449        65,536      86,601

Andy Laska          4,000   1.70    12/01/1996  4       11/30/2000     1,083         2,083       2,833

FYE 1997

Bruce Crossman      6,000   1.70    01/25/1997  4       01/24/2001     1,375         2,875       4,000

Steve Matthews     10,000   1.70    04/16/1997  4       04/15/2001     1,250         3,750       5,625

James K. Butts     12,000   1.70    08/01/1997  4       07/31/2001     1,250         4,250       6,500

David Ge           12,000   1.70    08/01/1997  4       07/31/2001     1,250         4,250       6,500

Mark Stamps         4,000   1.70    08/01/1997  4       07/31/2001       417         1,417       2,167

Barbara Hampton     4,000   1.70    08/01/1997  4       07/31/2001       417         1,417       2,167

Stephanie Cherry    1,500   1.70    12/04/1997  4       12/03/2001        31           406         688

Ramesh Dhingra      1,500   1.70    12/04/1997  4       12/03/2001        31           406         688

John R. Maikowski  10,000   1.70    12/01/1997  4       11/30/2001       208         2,708       4,503

FYE 1998

Kelly Mesa            500   1.70    05/18/1998  4       05/17/2002         -            73          167

Bo D. Brown         5,000   1.70    07/01/1998  4       06/30/2002         -           625        1,563

Stephanie M.
Cherry              5,000   1.70    07/01/1998  4       06/30/2002         -           625        1,563

Steven J. Matthews 10,000   1.70    07/01/1998  4       06/30/2002         -         1,250        3,125

James K. Butts     10,000   1.70    07/01/1998  4       06/30/2002         -         1,250        3,125

Qingdong Ge         7,000   1.70    07/01/1998  4       06/30/2002         -           875        2,188

                                 SCHEDULE 5.10
                                Company Options


NAME               # OF    STRIKE   GRANT       VEST    VEST DATE   VESTED       VESTED       VESTED
                  OPTIONS  PRICE    DATE        PERIOD              12/31/1997*  12/31/1998*  9/30/1999*

Andrew E. Laska     7,000   1.70    07/01/1998  4       06/30/2002         -           875        2,188

Ramesh Dhingra      5,000   1.70    07/01/1998  4       06/30/2002         -           625        1,563

Barbara E.
Hampton             4,000   1.70    07/01/1998  4       06/30/2002         -           500        1,250

Jerry J. James      2,000   1.70    07/01/1998  4       06/30/2002         -           250          625

Mark K. Stamps      4,000   1.70    07/01/1998  4       06/30/2002         -           500        1,250

Bruce C. Crossman   2,000   1.70    07/01/1998  4       06/30/2002         -           250          625

Sean Davis         92,600   1.70    12/04/1998  4       12/03/2002         -             -       17,363

Andrew E. Laska    10,000   1.70    12/01/1998  4       11/30/2002         -             -        1,875

Jonathan Leibo      5,000   1.70    09/25/1998  4       09/24/2002         -           313        1,250

Thomas Neilson      5,000   1.70    09/25/1998  4       09/24/2002         -           313        1,250

FYE 1999

Bruce G. DePrater   7,000   1.70    03/01/1999  4       02/28/2003         -             -          729

Jerry James         5,000   1.70    04/01/1999  4       03/31/2003         -             -          521

Patrick Carter      2,000   1.70    04/01/1999  4       03/31/2003         -             -          167

Barbara E.
Hampton             3,000   1.70    04/22/1999  4       04/21/2003         -             -          250

Gary Hill           2,500   1.70    04/22/1999  4       04/21/2003         -             -          208

Mark K. Stamps      5,000   1.70    06/04/1999  4       06/03/2003         -             -          313

Wilson Meador       5,000   1.70    06/04/1999  4       06/03/2003         -             -          313

Bo Brown            5,000   1.70    06/04/1999  4       06/03/2003         -             -          313

Hugh Smith          2,500   1.70    04/22/1999  4       04/21/2003         -             -          208

Steven J. Matthews 20,000   1.70    01/15/1999  4       01/14/2003         -             -        3,333

Hugh Smith          5,000   1.70    10/22/1999  4       10/21/2003         -             -

Don Moir           20,000   1.70    08/10/1999  4       08/09/2003         -             -          417

Guoxiang Huang      4,000   1.70    05/10/1999  4       05/09/2003         -             -          333

Stephanie Cherry   10,000   1.70    05/15/1999  4       05/14/2003         -             -          833

Minji Li            2,500   1.70    06/25/1999  4       06/24/2003         -             -          313

Abolfazi Okhovat    8,000   1.70    06/28/1999  4       06/27/2003         -             -        1,000

                                 SCHEDULE 5.10
                                Company Options


NAME               # OF    STRIKE   GRANT       VEST    VEST DATE   VESTED       VESTED       VESTED
                  OPTIONS  PRICE    DATE        PERIOD              12/31/1997*  12/31/1998*  9/30/1999*

James Butts        10,000   1.70    07/16/1999  4       07/15/2003         -             -          417

Patrick W. Lenahan  5,000   1.70    08/30/1999  4       08/29/2003         -             -          104

* The vesting schedules were prepared using Generally Accepted Accounting Principles, and do not reflect the actual number of options vested. The Stock Option Agreements specify that for Stock Options with a three-year vest period, 33% vests on the first anniversary date of the grant, 33% on the Second Anniversary date, and 34% on the third anniversary date. For Stock Options with a four-year vest period, 25% vests on the first anniversary date of the grant, with an additional 25% vesting each year on the anniversary date thereof until full vesting occurs on the fourth anniversary date.

                                SCHEDULE 5.12 (A)

INDIVIDUALS TO EXECUTE AGREEMENT REGARDING EMPLOYMENT:

John R. Jennings
T. Keith Black
David Barnes
Sean Davis

                                SCHEDULE 5.12 (B)

SHAREHOLDERS OF COMPANY TO EXECUTE NON-COMPETITION AGREEMENT:

John R. Jennings
T. Keith Black
Ashgar Afghani
David Barnes
Alan Moore
Jerry Trojan

                                  SCHEDULE 5.15

                           PARENT STOCK OPTION GRANTS

                                            OPTIONS TO PURCHASE
                                            NUMBER OF SHARES OF
GRANTEE                                     PARENT COMMON STOCK
-------                                     -------------------
John R. Jennings                               75,000
T. Keith Black                                 75,000
Abolfazl Okhovat                                5,000
Ashgar Afghani                                 10,000
Barbara Hampton                                 3,500
Bo Brown                                        2,000
Bruce Crossman                                  6,000
Bruce DePrater                                  5,000
David Barnes                                   15,000
Deidre Smith                                    1,000
Don Moire                                      10,000
Gary Hill                                       1,000
Guoxiang Haung                                  3,500
Hugh Smith                                      2,000
Jay Bratcher                                    1,000
Jerry James                                     4,000
Jim Butts                                      15,000
Jim Pillers                                     1,000
John Matkowski                                  5,000
Kelly Woodard                                   1,000
Kemberly McGinty                                1,000
Laura Featherstone                              1,000
Mark Stamps                                     1,500
Michael Cockrell                                  500
Minjie LI                                       3,500
Pat Lenahan                                     4,000
Qingdong GE                                    10,000
Ramesh Dhingra                                  6,000
Richard Crews                                     500
Sean M. Davis                                  20,000
Stephanie Cherry                               15,000
Steve Matthews                                 20,000
Wilson Meador                                   1,000
                                              -------
          TOTAL                               325,000
                                              =======

                                  SCHEDULE 5.16

SHAREHOLDERS OF COMPANY EXECUTING INVESTMENT ACKNOWLEDGMENT AGREEMENT:

John R. Jennings
T. Keith Black
Jeffrey Hines
Ashgar Afghani
Dinh Nguyen
David Barnes
Carl Martin
Alan Moore
Jerry Trojan

                                  SCHEDULE 5.18

                              COMPANY INDEBTEDNESS

                            OUTSTANDING PRINCIPAL       ACCRUED INTEREST PAYABLE
HOLDER OF INDEBTEDNESS      AMOUNT AS OF CLOSING DATE   AS OF CLOSING DATE
----------------------      -------------------------   ------------------------
Red Oak Capital                    $3,851,176.38                $214,546.18
Jerry Trojan                          $17,777.80                    $990.41

                                   EXHIBIT "A"

                               ARTICLES OF MERGER

                                     MERGING

                           WOW ACQUISITION CORPORATION

                                      INTO

                            WINDOW ON WALLSTREET INC.

         Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act, the undersigned entities adopt the following Articles of
Merger:

         1. NAMES AND JURISDICTION OF PARTIES. The names of the constituent entities and the states under the laws of which they are respectively organized are:

         WOW Acquisition Corporation, a Texas corporation (the "Merged Corporation") Window on WallStreet Inc., a Texas corporation (the "Surviving Corporation")

         2. APPROVAL OF PLAN OF MERGER. An Agreement and Plan of Merger (the "Plan of Merger") was approved by the shareholders of Merged Corporation and by the shareholders of Surviving Corporation and was duly authorized by all action required by the laws of the State of Texas and by their respective constituent documents.

         3. SURVIVING ENTITY. Pursuant to the Plan of Merger, Merged Corporation will merge with and into Surviving Corporation (the "Merger") and the surviving entity will be Surviving Corporation.

         4. CERTIFICATE OF INCORPORATION. The Articles of Incorporation of Merged Corporation currently on file with the Secretary of State of Texas (a copy of which is attached hereto as Exhibit "A") shall continue in effect after the Merger and no amendment to such Articles of Incorporation is intended to be effected by the Plan of Merger except that ARTICLE ONE of such Articles of Incorporation shall be amended to read as follows:

         "The name of the corporation (the "Corporation") is Window on WallStreet Inc."

         5. OPERATIVE DOCUMENT. The Plan of Merger is on file at the place of business of Surviving Corporation and is available for inspection at the following address:

                  1820 N. Glenville Drive, Suite 100
                  Richardson, Texas 75081.

A copy of the Plan of Merger will be furnished by Surviving Corporation on request and without cost to any shareholder of Merged Corporation or Surviving Corporation or any other person holding an interest in any other business entity which is a party to the Plan of Merger.

         6. As to each of the undersigned corporations, the number of shares outstanding, all of which are designated as common stock and none of which are entitled to vote as a separate class, and entitled to vote on such Plan of Merger are as follows:

NAME OF CORPORATION                    NUMBER OF SHARES OUTSTANDING
-------------------                    ----------------------------
WOW Acquisition Corporation                        100
Window on WallStreet Inc.                       9,479,845

         7. As to each of the undersigned corporations, the total number of shares voted for and against such Plan of Merger, respectively, are as follows:

NAME OF CORPORATION             TOTAL VOTED FOR        TOTAL VOTED AGAINST
-------------------             ---------------        -------------------
WOW Acquisition Corporation          100                        0
Window on WallStreet Inc.         9,479,845                     0

         8. The Surviving Corporation will be responsible for payment of all fees and franchise taxes of the Surviving Corporation and the Merger Corporation and will be obligated to pay such fees and franchise taxes if the same are not timely paid.

                     [Signatures are on the following page]

October 25, 1999.

                                    WOW ACQUISITION CORPORATION

                                    By:
                                       ----------------------------------------
                                    Name: William R. Cruz
                                    Its: Co-Chief Executive Officer


                                    WINDOW ON WALLSTREET INC.

                                    By:
                                       ----------------------------------------
                                    Name: John R. Jennings
                                    Its: Chief Executive Officer

                                   EXHIBIT "B"

                           COMPANY AFFILIATE AGREEMENT

                                 October 25,1999

Omega Research, Inc.
8700 West Flagler Street, Suite 250
Miami, Florida 33174

Ladies and Gentlemen:

         Pursuant to the terms of an Agreement and Plan of Merger dated as of October 25, 1999 (the "Merger Agreement"), by and among Omega Research, Inc., a Florida corporation ("Parent"), WOW Acquisition Corporation, a Texas corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Window On WallStreet Inc., a Texas corporation ("Company"), Parent has agreed to acquire Company through the merger of Merger Sub with and into Company (the "Transaction").

         The undersigned has been advised that as of the date hereof the undersigned may be deemed to be an "affiliate" of Company, as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130, 135 and 146 and Staff Accounting Bulletin Two, as amended, of the SEC.

         The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, other shareholders of Parent, Merger Sub, Company and their respective counsel and accounting firms and are being given to induce Parent and Merger Sub to enter into the Merger Agreement and to consummate the Merger and the other transactions contemplated under the Merger Agreement. Except to the extent written notification to the contrary is received by Parent from the undersigned prior to the consummation of the Transaction, the representations and warranties contained herein shall be accurate at all times from the date hereof through the Effective Time (as defined in the Merger Agreement).

         The undersigned hereby represents and warrants to and agrees with Parent that in the event the undersigned receives any shares of Parent Common Stock as a result of the Transaction:

         1. The undersigned has power and authority to execute and deliver this letter agreement and to make the representations and warranties set forth herein and to perform his obligations hereunder;

         2. The undersigned has carefully read this letter agreement and the Merger Agreement and, to the extent the undersigned felt necessary, discussed the requirements of such documents and other applicable limitations upon his ability to sell, transfer, pledge or otherwise dispose of Parent Common Stock with his counsel or counsel for the Company;

         3. The undersigned is the owner of the number of shares of Parent Common Stock (the

"Shares") set forth below, and did not acquire any of the Shares in contemplation of the Transaction.

         4. The undersigned will not make any sale, transfer, pledge or other disposition of Parent Common Stock (i) in violation of the Securities Act or the Rules and Regulations or (ii) to a transferee that has not agreed in writing to be bound hereby;

         5. The undersigned has been advised that the issuance of Parent Common Stock to the undersigned in connection with the Transaction will not be registered at the Closing Date with the SEC under the Securities Act on a Registration Statement on Form S-4. Furthermore, the undersigned has also been advised that, since at the time the Transaction was or will be submitted for a vote or consent of the shareholders of the Company the undersigned may be deemed to be or have been an affiliate of the Company and the distribution by the undersigned of any Parent Common Stock has not as yet been registered under the Securities Act, the undersigned may not sell, transfer or otherwise dispose of Parent Common Stock issued to him in the Transaction unless (i) such sale, transfer, or other disposition by the undersigned has been registered under the Securities Act, (ii) such sale, transfer, or other disposition is made in conformity with the one year holding period, volume and other limitations of Rules 144 and 145 or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer, or other disposition is otherwise exempt from registration under the Securities Act;

         6. The undersigned understands that, except as provided in the Merger Agreement or Registration Rights Agreement to be executed and delivered in connection with the Merger Agreement, Parent is under no obligation to register the sale, transfer, or other disposition of Parent Common Stock by the undersigned or on his behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available;

         7. The undersigned also understands that stop transfer instructions will be given to Parent's transfer agent with respect to Parent Common Stock issued to him and that there will be placed on the certificates for Parent Common Stock issued to him, or any substitutions therefor, a legend stating in substance:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR EVIDENCE REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATIONS ARE NOT REQUIRED. FURTHERMORE, THE SECURITIES REPRESENTED HEREBY WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SECURITIES REPRESENTED HEREBY MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED OCTOBER __, 1999 BETWEEN THE REGISTERED HOLDER HEREOF AND OMEGA

         RESEARCH, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF OMEGA RESEARCH, INC.";

         8. The undersigned also understands that, unless the sale, transfer, or other disposition by him of Parent Common Stock issued to him has been registered under the Securities Act or is a sale made in conformity with the provisions of Rules 144 and 145, Parent reserves the right to put the following legend on the certificates issued to any transferee of the undersigned:

                  "THE SECURITIES REPRESENTED HEREBY WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULES 144 AND 145 PROMULGATED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, APPLY, AND WERE NOT ACQUIRED BY THE HOLDER WITH A VIEW TO TRANSFER, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF, UNLESS SUCH SALE, TRANSFER, OR OTHER DISPOSAL IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER.";

         9. Any other provisions of this letter agreement to the contrary notwithstanding, except as set forth below, during the 30-day period immediately preceding the Effective Time, the undersigned has not engaged and will not engage, and after the Effective Time until such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes such combined results of operations (the period commencing 30 days prior to the Effective Time and ending on the date of the publication of the post-Transaction financial results is referred to herein as the "Pooling Period"), the undersigned will not engage in any sale, transfer, or other disposition of, or reduce the undersigned's risk in respect of, any of the following:

                  (a) any shares of Parent Common Stock which the undersigned may acquire in connection with the Transaction, or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefore (all such shares and other securities being referred to herein, collectively, as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities;

                  (b) the shares of Company Common Stock and options or warrants to purchase Company Common Stock beneficially owned by the undersigned; or

                  (c) any shares of Company Common Stock or any other equity securities of the Company which the undersigned purchases or otherwise acquires after the execution of this letter agreement.

         10. As promptly as practicable after the Effective Time, Parent will publish results covering at least 30 days of combined operations of the Company and Parent in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q, 8-K, or any other public filing or announcement which includes such combined results of operations; PROVIDED, HOWEVER, that Parent will under no circumstance be obligated to publish such results earlier than that time at which Parent is required to file with the SEC a report on Form 10-K or Form 10-Q (as the case may be) for and covering its first full fiscal quarter during which such 30 days of combined operations occurs.

         11. The undersigned agrees that, at any time and from time to time hereafter (including after the Effective Time) the undersigned (a) will take any and all lawful acts and actions and execute and deliver any and all documents as reasonably requested by Parent, Company, Merger Sub or the Surviving Corporation
(i) to carry out, or accomplish the purposes and intent of, the Merger and the Merger Agreement and the covenants and agreements of Company thereunder, (ii) to vest the Surviving Corporation with full right, title and possession to all of the assets, property, rights, licenses, benefits, privileges, powers and franchises of Company and (iii) to assist in obtaining all of the consents and approvals required in connection with the Merger and the Merger Agreement and the other transactions contemplated thereunder (even if not obtained prior to the Effective Time or waived by Parent in order to close the Merger and the other transactions contemplated under the Merger Agreement on the Closing Date), and (b) will not take any action or omit to take any action which is inconsistent with the Merger Agreement or purposes and intent thereof or the agreements and covenants of Company thereunder, would cause the representations and warranties of Company to be inaccurate or untrue in any material respect or would adversely effect the Merger qualifying as a "reorganization" under the provisions of Sections 368 (a)(1)(A) and 368 (a)(2)(E) of the Code and as a pooling of interests for financial accounting purposes.

         12. This Company Affiliate Agreement shall be governed by and construed and enforced in accordance with the internal laws of the Sate of Florida without giving effect to the principles of conflicts of laws thereof and may be executed in counterparts.

                                     Very truly yours,


                                     -------------------------------------------

                                     -------------------------------------------
                                                       (print name)

                                     Number of Shares beneficially owned as of the date hereof:

                                     -----------------------

Accepted as of October 25, 1999

OMEGA RESEARCH, INC.

By:
   ----------------------------
Name:
     --------------------------
Title:
      -------------------------

                                   EXHIBIT "C"

                         AGREEMENT REGARDING EMPLOYMENT

         This AGREEMENT, effective as of October 25, 1999, is by and between WINDOW ON WALLSTREET INC., a Texas corporation ("Employer"), and__________________ ("Employee").

                              PRELIMINARY STATEMENT

         1. This Agreement covers various subjects, including (i) protection of Employer's trade secrets and confidential information, (ii) non-solicitation of Employer's customers, licensees, independent contractors, consultants and employees, (iii) restrictions on Employee's ability to compete with Employer or participate in competitive businesses both during and after Employee's employment, (iv) ownership of work product developed in whole or in part by Employee, (v) misuse of trade secrets or confidential information belonging to others and interference with rights of others, (vi) the full-time, exclusive nature of Employee's employment commitment, and (vii) unfair business practices. Each of these subjects is equally important, and if Employee accepts employment or continued employment with Employer, Employee is agreeing to faithfully and fully observe all covenants and agreements set forth below relating to each subject addressed, without exception.

         2. Employee has been informed by Employer, and understands, that (a) Employer has developed and owns, as a result of substantial effort and expense on the part of Employer, valuable trade secrets and other valuable confidential business information to which Employee has and/or will have substantial access,
(b) Employee has developed and/or will be developing important and substantial relationships with other valuable employees of Employer and/or with certain of Employer's customers, licensees, independent contractors, consultants, strategic partners, vendors and/or other third parties having dealings or contractual relationships with Employer, and (c) Employer has devoted and/or will be devoting substantial efforts and expense to train Employee to perform Employee's employment duties, which has resulted (or, if this is a new employment, assuming it continues, will likely result) in the development by Employee of specialized and valuable skills, knowledge and abilities.

         3. In light of all of the foregoing, in order to protect Employer's legitimate business interests, including its goodwill with its customers, licensees, independent contractors, consultants, strategic partners, vendors, other third parties having dealings or contractual relationships with Employer, and other employees and Employer's trade secrets, and as a condition to Employee's employment with Employer (or, if Employee is already employed by Employer, as a condition to Employer agreeing to continue to employ Employee), Employee has agreed to make for the benefit of Employer the reasonable covenants and agreements set forth below. As an employee of Employer, Employee agrees to observe all of the provisions of this Agreement, as well as all other rules and policies that Employer may announce from time to time.

         NOW, THEREFORE, it is agreed as follows:

         1. POSITION AND COMPENSATION

                  Employee will be employed in the position and at the annual base salary described in the attached Schedule A, which may be changed or modified hereafter from time to time.

         2. BENEFITS

                  Employee will be offered all group benefits, if any, made available by Employer to its employees generally and to employees in similar positions as Employee, and Employee will be eligible to be considered for bonuses, all of which are subject to change by Employer at any time and from time to time.

         3. CONTINUED EMPLOYMENT OF EMPLOYEE

            (a) TERM OF EMPLOYMENT. The term of employment hereunder shall commence on the date hereof and shall end on the day preceding the first anniversary date1 hereof (the "Employment Term"). After the expiration of the Employment Term unless extended in writing by mutual agreement of the parties hereto, the employment relationship thereafter will continue as employment "at will" and, accordingly after the expiration of the Employment Term, Employee and Employer will be each free to terminate such employment relationship at any time, for any reason, with or without notice or cause. During the Employment Term, Employee may terminate employment under this Agreement at any time upon at least 60 days' prior written notice to Employer. Employer may terminate Employee's employment under this Agreement at any time, without prior notice, for "due cause" upon the good faith determination by the Board of Directors of Employer (the "Board") or a Chief Executive Officer ("CEO") or Co-Chief Executive Officer ("Co-CEO") of Omega Research, Inc., the parent of Employer, that "due cause" exists for the termination of the employment relationship. The term "due cause" shall mean any of the following events: (i) any intentional misapplication by Employee of Employer's funds or any fraud committed by Employee upon Employer; or (ii) Employee's conviction of a crime involving moral turpitude or a felony, or (iii) Employee's breach, non-performance or non-observance of the terms of this Agreement which is not cured (if curable) within ten (10) days of Employee's receipt of written notice thereof; or (iv) any other action by Employee involving willful and deliberate malfeasance or gross negligence in the performance of Employee's duties, responsibilities and agreements. During the Employment Term, Employer may also terminate the employment of Employee other than for "due cause" provided that in such event Employee shall be entitled to receive the remaining base salary payments due hereunder for the remainder of the Employment Term, but in no event less than three months' base salary. In the event of such termination for other than "due cause," all other rights and benefits Employee may have under the employee and/or executive benefit plans and arrangements of Employer generally shall be determined in accordance with the terms and conditions of such plans and arrangements. The parties acknowledge and agree that during the Employment Term, Employer shall not (i) decrease Employee's annual base salary, (ii) materially diminish Employee's duties and responsibilities or (iii) require Employee to relocate on a full time basis from Dallas, Texas.

--------
       1second anniversary date with respect to the Employment Agreement of Sean Davis.

            (b) CHANGE IN CONTROL. Notwithstanding anything to the contrary contained in this Agreement, if a "Change in Control" (as defined below) of Employer occurs and, during the Employment Term Employee's duties and responsibilities are materially diminished or Employee is required to relocate on a full time basis from Dallas, Texas, Employee may terminate employment upon 30 days prior written notice to Employer and shall be entitled to receive the remaining base salary payments due hereunder for the remainder of the Employment Term, but in no event less than three months' base salary, payable in a lump sum within 30 days after the date of termination. For the purposes of this Agreement, the term "Change in Control" of Employer shall be defined as and shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended) directly or indirectly of securities of Employer representing 50% or more of the combined voting power of Employer's then outstanding securities, (ii) the Board ceases to consist of a majority of Continuing Directors (as defined below) or (iii) a person (as defined in clause (i) above) acquires (or, during the 12-month period ending on the date for the most recent acquisition by such person or group of persons, has acquired) gross assets of Employer that have an aggregate market value greater than or equal to over 50% of the fair market value of all of the gross assets of Employer immediately prior to such acquisition or acquisitions. For purposes of this Agreement, a "Continuing Director" shall mean a member of the Board who either (i) is a member of the Board immediately after the effective time of the merger in connection with which this Agreement is being executed and delivered or (ii) is nominated or appointed to serve as a director by a majority of Continuing Directors (including those nominated or appointed pursuant to this clause (ii)) prior to such acquisition or acquisitions.

         4. EMPLOYMENT AS SOLE OCCUPATION

            Employee agrees to devote Employee's full business time, attention, skill and effort exclusively to the duties that Employer assigns to Employee from time to time. Employee agrees that Employee may not engage in any business activities or render any services of a business, commercial or professional nature, whether or not for compensation, for the benefit of anyone other than Employer, unless Employer has given its consent in writing in advance; provided, however, that this Section shall not preclude Employee from (i) engaging in any activities that are solely personal or social in nature or (ii) serving on boards of directors of not-for-profit organizations,2 and, in all events, that are not a source of secondary income and will not impede the performance of his duties and responsibilities hereunder.

         5. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

            (a) CONFIDENTIAL INFORMATION. Employee acknowledges that Employee has been informed by Employer that it is Employer's policy and the policy of its parent company and affiliates

--------
         2Subsection (ii) applies solely with respect to the Agreement of Davis.

(hereinafter "the Companies") to maintain as secret and confidential all information and materials (whether or not stamped or marked "Confidential" or bearing some other indicia of confidentiality) relating to (i) the financial condition, operations and business interests, objectives, plans and strategies of the Companies, (ii) the systems, know-how, records, products, product plans, product designs, marketing plans, specifications, drawings, product development, services, cost information, inventions, computer programs, technology, marketing and sales strategies, techniques and/or programs, formulae, methods, methodologies, manuals, customer lists and other trade secrets from time to time acquired, sold, developed, maintained and/or used by the Companies, (iii) the nature and terms of the Companies' relationships with their customers, licensees, suppliers, lenders, underwriters, vendors, consultants, independent contractors, strategic partners, other third parties having dealings or contractual relationships with the Companies, attorneys, accountants and employees, and (iv) any proposed public or private offering of the Companies (all such information and materials are collectively referred to as "Confidential Information").

            (b) PROHIBITED DISCLOSURE. Employee agrees that Employee will not directly or indirectly at any time (including after the date on which Employee's employment terminates) divulge or disclose for any purpose (except as specifically authorized by the Companies) to any persons, firms, corporations or other entities (collectively, "Third Parties"), or use or cause or authorize any Third Parties to use, any such Confidential Information, except in the capacity of an employee of Employer pursuant to any duties in the course and scope of his employment. "Confidential Information" does not include information that, at the time of disclosure, is part of the public domain or is generally known in the Companies' respective industries without the fault or carelessness of Employee, or information which Employee can demonstrate was known to or developed by Employee prior to the date of Employee's commencement of employment with any of the Companies without reliance upon or use of Confidential Information. If Employee is required by order of a court or other governmental or self-regulating authority to disclose any Confidential Information, Employee shall immediately notify Employer so that Employer and/or the other Companies may attempt to obtain an appropriate protective order, and, in all events, Employee shall only disclose the portion of the Confidential Information required by such order to be disclosed.

            (c) EMPLOYER'S MATERIALS. Employee further agrees that (i) Employee will at no time transfer, electronically transmit or remove from the premises of Employer any products, prototypes, drawings, designs, specifications, notebooks, software programs or disks, tapes or similar containers of software, e-mail, manuals, data, books, records, materials or documents of any kind or description containing Confidential Information for any purpose unconnected with the strict performance of Employee's duties with Employer, and (ii) upon the termination of Employee's employment with Employer for any reason, Employee shall immediately deliver or cause to be delivered to Employer any and all such drawings, designs, specifications, notebooks, software programs or disks, tapes or similar containers of software, e-mail, manuals, data, books, records, materials and other documents and materials (and all copies thereof) in Employee's possession or under Employee's control relating to any Confidential Information or any other materials which are the property of Employer.

            (d) EMPLOYEE'S ACKNOWLEDGMENT. Employee acknowledges that Employee is aware that Employee may be subject to severe criminal penalties (including fines and lengthy imprisonment) under both federal and state law, including Title 18, Sections 1831, et. seq. of the United States Code (The Economic Espionage Act of 1996) and Texas Penal Code Section 31.05 ET SEQ., as well as substantial personal civil liability, for (i) stealing, or without Employer's permission, taking, misappropriating or concealing, or by fraud or deception procuring, trade secrets, as defined therein, or (ii) without Employer's permission, receiving, possessing, altering, destroying, copying, sending, downloading, uploading or conveying trade secrets. Employee further acknowledges that any person or entity to whom trade secrets are given by Employee may also become subject to severe criminal penalties and civil liability.

         6. COVENANT-NOT-TO-COMPETE

            (a) COVENANT-NOT-TO-COMPETE. Employee covenants and agrees that, during Employee's employment with Employer and for a period of twelve (12) months after the date Employee ceases for any reason to be employed by Employer, Employee shall not, directly or indirectly (as defined below) in any capacity,
(i) market, sell, provide or license, or be involved in the marketing, sale, provision or licensing of, any Financial Market Data Software Products or Software-Related Services (as defined below) to any person or entity who is or was a distributor, retailer, reseller, licensee, subscriber, or customer of Employer at any time during Employee's employment with Employer and for or to whom Employer has performed such services or sold or licensed such products at any time during the one-year period ending on Employee's termination of employment, or (ii) engage or participate in any venture, enterprise, activity or business which involves the sale, licensing, performance or provision of Financial Market Data Software Products or Software-Related Services, in whole or in part via electronic commerce, telemarketing, telecommunication, cable, the Web or the Internet, anywhere within the world. "Financial Market Data Software Products or Software-Related Services" means (A) software products and/or services which (1) collect or deliver financial market data (including but not limited to stocks, bonds, options, futures, commodities, other securities and/or fundamental company data), and/or (2) supply financial data to support online investing and trading, including in the form of financial Web sites and communities, and Internet-delivered streaming market data services; and/or (3) are or can be used to make, review or devise investment analyses or strategies, including, without limitation, charting, technical analysis and/or trading or investment strategy design, testing and/or automation and/or (B) securities brokerage services (including, without limitation, in connection with revenue sharing arrangements) and services and products ancillary to any such securities brokerage services.3 Employee acknowledges that the business of Employer is international in scope, that, due to the electronic and telephonic nature of Employer's business and the nature of Employer's licensees and customers, one could effectively compete with such business from nearly anywhere in the world, and that, therefore, such geographical area of restriction is reasonable in the circumstances to protect Employer's trade secrets and other legitimate business interests.

--------
         3 Subsection (B) not applicable with respect to the Employment Agreement of David Barnes.

            (b) DEFINITION OF "DIRECTLY OR INDIRECTLY." For purposes of Section 6(a), "directly or indirectly" means to engage or participate in any venture, enterprise, activity or business which is materially involved (as hereinafter defined) in the marketing, selling, licensing or provision of Financial Market Data Software Products or Software-Related Services, passively (except for passive investments in publicly-traded companies) or actively, as a sole proprietor or owner, director, officer, shareholder, partner, member, consultant, independent contractor, advisor, participant, employee or agent or in any other manner. For purposes hereof, "materially involved" means that the venture, enterprise, activity or business directly or indirectly or together with any of its subsidiaries, affiliates or partners or through strategic alliances or any specific division or business unit of any such venture, enterprise, activity or business either (1) derives in any year 5%4 or more of its gross revenue from Financial Market Data Software Products or Software-Related Services or (2) incurs in any year 5%4 or more of its expenses (operating and/or capital) in connection with or as a result of Financial Market Data Software Products or Software-Related Services.

            (c) PAYMENT FOR COVENANT-NOT-TO-COMPETE. Employer and Employee both believe that, due to the specialized nature of Employer's business, it would not be difficult for Employee, upon termination of Employee's employment, to find gainful employment or have other business pursuits which are not violative of the restrictions set forth above, as there are several industries and lines of business in which Employee could work which are dissimilar to, and not competitive with, Employer's business. However, Employer understands that such restrictions may limit Employee's new employment options following a termination of Employee's employment with Employer. Accordingly, if following termination of employment with Employer, Employee is offered a position which, if accepted, would violate the restrictive covenants set forth above, Employer will either
(i) consent to Employee accepting employment restricted by subsection (a) above, or (ii) not consent, but pay Employee additional consideration for Employee remaining bound by such restrictions. In order to receive the benefit of these provisions, Employee must be and remain in compliance with all provisions of this Agreement, and must comply with the following procedures. Upon Employee's receipt of a written offer of employment which Employee desires to accept and which, if accepted, would constitute a violation of subsection (a) above, Employee shall promptly notify Employer of such offer and provide to Employer a copy thereof together with a written statement explaining in reasonable detail Employee's job responsibilities at the new employment. Within ten (10) days following the date that Employer has been given a copy of such offer and written statement, Employer will notify Employee that either (x) Employer consents to Employee accepting such new employment (but such consent shall extend only to the job responsibilities described in the written statement and shall not under any circumstances authorize Employee to disclose or use any Confidential Information or to fail to comply with any other provision of this Agreement), or
(y) Employee may not accept the new employment. If Employer decides that Employee may not accept the new employment, Employer shall pay to Employee each

--------
         4  10% with respect to the Employment Agreement of Sean Davis.

month an amount equal to 1/24th of Employee's annual base salary in effect at the date of termination of Employee's employment less applicable federal and state withholding ("Additional Monthly Payments"). Such Additional Monthly Payments will cease at the end of the 12th month following the date of Employee's termination of employment, provided that, if Employee commences other full-time employment during such 12-month period, such Additional Monthly Payments shall cease upon the commencement of such new employment. Employee shall promptly notify Employer if Employee accepts any such new employment. If Employee fails to notify Employer of new full-time employment and continues to accept Additional Monthly Payments from Employer after commencing new full-time employment, Employee shall be obligated to repay to Employer all Additional Monthly Payments received from Employer pursuant to these provisions.

         7. NON-SOLICITATION AGREEMENT

            (a) NON-SOLICITATION OF OTHER PERSONNEL. Employee acknowledges that Employer devotes substantial time, effort and expense to the recruitment, selection, training, development and promotion of talented individuals for positions of significant responsibility with Employer. Employee further acknowledges that it would be unfair to use Employee's familiarity with Employer's business and other employees and Employer's independent contractors and consultants to participate, directly or indirectly, in any activities designed to cause any of Employer's other employees to leave Employer's employ or to cause any of Employer's independent contractors or consultants to cease performing services for Employer. Accordingly, Employee covenants and agrees that, during Employee's employment with Employer and for a period of eighteen
(18) months after the date Employee ceases for any reason to be employed by Employer, Employee shall not, directly or indirectly, solicit the services of or recruit, whether on Employee's own behalf or on behalf of others, any of the following types of employees, independent contractors or consultants of
Employer: (i) executives, managers, supervisors or department directors; (ii) technicians, engineers, programmers or information services workers (whether employees, independent contractors or consultants); (iii) product, project or task managers or supervisors (whether employees, independent contractors or consultants); (iv) sales, marketing or public relations personnel or consultants; (v) financial or accounting services personnel or consultants; (vi) legal personnel; (vii) customer support personnel or consultants; or (viii) human resources personnel; provided, however, that such provision does not apply to Employee's attorneys, accountants, investment partners and other professional advisors; or otherwise persuade or cause, or attempt to persuade or cause, any such employee, independent contractor or consultant to leave Employer's employ or cease performing services for Employer.

            (b) DAMAGES FOR BREACH. Employee acknowledges that breach or violation of this covenant would cause substantial damages to Employer. Employee agrees that, in the event of a breach or violation of this covenant of non-solicitation, Employee will be liable to compensate Employer for all damages, including, without limitation, consequential damages, not limited to lost profits, expense incurred to replace the employee or business relationship, finder's fees, sign-on bonuses, and compensation, remuneration and/or benefits premiums paid to employees, independent contractors and consultants to secure their services or to replace the lost business relationship(s).

The payment of such damages shall not limit, impair or diminish Employer's right to seek and obtain (x) any appropriate equitable relief (including but not limited to specific performance, temporary restraining order and temporary and permanent injunction), (y) other monetary relief, and other relief, at law or in equity, for other causes of action which may have resulted from Employee's breach or violation (such as intentional interference with contractual or business relations in the event an employee is solicited by Employee for a competitive position and such employee is subject to a covenant-not-to-compete), or (z) monetary and other relief, at law or in equity, from or against persons or entities other than Employee.

         8. EMPLOYER'S REMEDIES FOR BREACH OF SECTIONS 5, 6 AND 7

            In addition to the remedies referred to in Section 7(b) above, Employee agrees that if Employee breaches or violates any of Employee's covenants or agreements in Sections 5, 6 and 7 hereof, Employer shall be entitled to an accounting and repayment of any and all profits, compensation, commissions, payments and benefits which Employee directly or indirectly has realized and realizes as a result of, or in connection with, any such breach or violation. In addition, in the event of a breach or violation or threatened or imminent breach or violation of any provisions of Sections 5, 6 and 7 hereof, Employer shall be entitled to a temporary and permanent injunction or any other appropriate decree of specific performance or equitable relief (without, unless otherwise required by statute, being required to post bond or other security) from a court of competent jurisdiction in order to prevent, prohibit or restrain any such breach or violation or threatened or imminent breach or violation by Employee. Employer shall be entitled to such injunctive or other equitable relief in addition to any ascertainable damages which are suffered. It is understood that resort by Employer to such injunctive or other equitable relief shall not be deemed to waive or to limit in any respect any other rights or remedies which Employer may have with respect to such breach or violation.

         9. REASONABLENESS OF RESTRICTIONS

            (a) REASONABLENESS. Employee acknowledges that any breach or violation of Sections 5, 6 and 7 hereof will likely cause irreparable injury and damage to Employer and that it would be very difficult or impossible to measure all of the damages resulting from any such breach or violation. Employee further acknowledges that Employee has carefully read and considered the provisions of Sections 5, 6 and 7 hereof and, having done so, agrees that the restrictions and remedies set forth in such Sections (including the time period, geographical limits and scope of activity restricted) are fair and reasonable and do not impose a greater restraint than is necessary for the protection of the trade secrets, goodwill and other legitimate business interests of Employer.

            (b) SEVERABILITY. Employee understands and intends that each provision and restriction agreed to by Employee in Sections 5, 6 and 7 hereof be construed as separate and divisible from every other provision and restriction. In the event that any one of the provisions of, or restrictions in, Sections 5, 6 and 7 hereof shall be held to be invalid or unenforceable, and is not reformed by a court of competent jurisdiction (which a court, in lieu of striking a provision entirely, is urged by the parties to do), the remaining provisions and restrictions shall continue to be valid and enforceable as though the invalid or unenforceable provision or restriction had not been included. In the event that any such provision relating to time period, geographical limits or scope of activity restricted (collectively "Limitations") shall be declared by a court of competent jurisdiction to exceed the maximum or permissible Limitations such court deems reasonable and enforceable, Limitations shall be deemed to become and shall then be the maximum Limitations which such court deems reasonable and enforceable.

            (c) SURVIVABILITY. The restrictions, acknowledgments, covenants and agreements of Employee set forth in Sections 5, 6, 7, 8, 9 and 10 of this Agreement and Sections 14, 15, 16, 17 and 18 of this Agreement shall survive any termination of Employee's employment (for any or no reason, including expiration of the Employment Term).

         10. OWNERSHIP OF WORK DEVELOPED IN WHOLE OR IN PART BY EMPLOYEE.

            Employee covenants and agrees with Employer that any and all formulae, devices, patterns, know-how, technology, computer programs, documentation, processes, lists, compilations, literature, inventions, methodologies, techniques and other work product ("Work") created or developed in whole or in part by Employee (whether alone or in cooperation with others) during the term of Employee's employment, if created or developed in whole or in part (i) on Employer's premises, or (ii) during Employee's normal working hours, or (iii) with the use of Employer's resources, or (iv) based upon Employee's access to or knowledge of Confidential Information, no matter what such Work relates to or is about, shall immediately be disclosed by Employee to Employer and is and shall be solely Employer's property. Employee further covenants and agrees with Employer that any Work created or developed in whole or in part by Employee (whether alone or in cooperation with others) during the term of Employee's employment, even if wholly developed or created off Employer's premises, on Employee's own time, and without use of Employer's resources or Confidential Information, if related to Employer's business, shall immediately be disclosed by Employee to Employer and is and shall be solely Employer's property. In all such cases, Employee agrees that Employer is the "person for whom the work was prepared" for the purposes of determining authorship of any copyright in the Work, and all of the Work shall be deemed "work made for hire" as that term is defined in Section 101 of the U.S. Copyright Act. In addition, all inventions, discoveries, improvements, trade secrets, trademarks, service marks, trade dress, know-how, names, ideas and other proprietary rights and intellectual property rights, whether or not patentable, embodied in, represented by, incorporated in, part of, or relating to any of the Work (collectively, "Other Intellectual Property Rights") are, and shall be, as between Employer and Employee, the property of solely Employer, and, so there will be no doubt, Employee hereby assigns to Employer, its successors and assigns all of Employee's right, title and interest in and to all Other Intellectual Property Rights. If, for any reason, any of the Work is determined not to be a "work made for hire" under U.S. law or the law of any other jurisdiction, Employee agrees to assign, and does hereby assign, to Employer, its successors and assigns all of Employee's right, title and interest in and to all copyrights in all of the Work. Employee shall execute and deliver to Employer from time to time upon Employer's request such confirmatory assignments, instruments and other documents so as to evidence and confirm full record and beneficial ownership of

Employer in all such Work. Employee hereby irrevocably appoints Employer as Employee's attorney-in-fact for the purpose of signing and delivering such assignments, instruments and other documents, such appointment being coupled with an interest. "Work" does not include works or inventions which do not relate to Employer's business and are wholly created or developed by Employee off Employer's premises, on Employee's own time and without use of Employer's resources or Confidential Information.

         11. NON-INTERFERENCE WITH THIRD-PARTY RIGHTS

             By signing this Agreement, and accepting employment or continued employment with Employer, Employee is representing and warranting to Employer that (a) Employee is free to accept or continue employment with Employer, meaning that Employee has no contractual or other commitments which restrict Employee from performing Employee's employment duties to the fullest extent, and
(b) only Employer is entitled to the benefit of Employee's work and efforts. Employer advises Employee that Employer has no interest in using any other person's patents, copyrights, trademarks, trade secrets or confidential or proprietary information ("Intellectual Property Rights") in an unlawful manner, and Employee agrees that Employee will not, in performing Employee's employment duties, make use of any Intellectual Property Rights belonging to another which Employer has no right to use. If Employee has any doubt about whether Employee is misusing Intellectual Property Rights of another, Employee shall promptly notify one of one of the Co-CEOs or General Counsel of Omega Research, Inc. ("General Counsel"), so that Employer may investigate and make the appropriate decision.

         12. VIOLATION OF POLICIES BY OTHER EMPLOYEES

             Many, if not most, of Employer's employees are required to sign this Agreement as a condition of employment or continued employment with Employer. If Employee becomes aware that any other employee of Employer is violating any provisions of this Agreement, Employee shall promptly report such violation to one of the Co-CEOs or General Counsel. The information provided, and its source, will be treated confidentially to the extent possible in the circumstances. While Employer understands that it is not always easy or pleasant to report wrongdoings of a co-worker, it is critically important that these provisions be observed by Employee, as violations of this Agreement may cause substantial and irreparable harm to Employer's business which would cause all employees of Employer to suffer.

         13. UNFAIR BUSINESS PRACTICES

             If, during Employee's employment with Employer, Employee learns or suspects that any unfair or questionable business practice may be occurring, Employee shall advise one of the Co- CEOs or General Counsel promptly. This obligation is intentionally broad and general because it is difficult to anticipate all possible circumstances, and Employee should resolve all doubts by reporting the information in question to one of such persons. In particular, if Employee receives an offer of any kind (kickbacks, job offers, gifts, offers of money in exchange for information, etc.) from any outside party or another employee of Employer, Employee shall immediately notify Employer and provide all information relating to such offer; provided, however, that this provision shall not require Employee to report a bona fide job offer that is not received in exchange for Company information or in connection with any questionable, improper or illegal purpose. No gift, favor, offer, benefit, promise to pay or other thing of value shall be offered, made or authorized by Employee for any questionable, improper or illegal purpose, nor shall any bribe or kickback be offered, made or authorized by Employee, directly or indirectly, regardless of motive, to or for the benefit of any customer, supplier or other person or entity doing business with Employer, or any employee or agent thereof, or to or for the benefit of any governmental official or employee.

         14. LAW APPLICABLE

             This Agreement shall be governed by and construed pursuant to the laws of the State of Texas. In the event of a dispute, venue shall be in the state or federal courts for Dallas County, Texas.

         15. SUCCESSION

             This Agreement shall inure to the benefit of the parties and their respective heirs, administrators, legal representatives, successors and assigns and shall be binding upon the parties and their respective heirs, administrators, legal representatives and successors; however, this Agreement may not be assigned by Employee.

         16 NO WAIVER

             A waiver of any breach or violation of any term, provision or covenant contained in this Agreement shall not be deemed a continuing waiver or a waiver of any future or past breach or violation. No oral waiver shall be effective or binding.

         17. PRIOR OR SEPARATE AGREEMENTS

             This Agreement contains the entire agreement between Employer and Employee in Employee's capacity as an employee of Employer concerning its subject matter, and supersedes all prior and contemporaneous agreements, written or oral, except that (i) any preexisting or prior agreements regarding confidentiality, non-solicitation, inventions, work product, proprietary rights, trade secrets and non-competition shall survive to the extent necessary to allow Employer maximum protection for its trade secrets, confidential information, goodwill and employee, licencee, independent contractor, consultant, distributor, retailer, reseller, customer and other business relationships and
(ii) this Agreement and the covenants and agreements set forth herein are separate and independent of any Shareholder Non-Competition and Non-Disclosure Agreement that has been executed and delivered by Employee concurrently herewith and the covenants and agreements set forth therein and, accordingly, no pursuit or enforcement of any particular right, power, privilege or remedy under this Agreement or such Shareholder Non-Competition and Non-Disclosure Agreement (as the case may be) at any particular time or from time to time, singly or together with others, or any partial exercise thereof, shall operate as a waiver of, or preclude the exercise or availability of, any right, power, privilege or remedy of Employer under this Agreement, such Shareholder Non- Competition and Non-Disclosure Agreement or any other agreement (as the case may be).

         18. ATTORNEY'S FEES

             In the event either party hereto prevails in any dispute arising from or relating to this Agreement, the non-prevailing party will be liable for the prevailing party's reasonable and necessary attorneys' and paralegals' fees and expenses and court costs before and at trial, in any other proceedings and at all appellate levels.

             IN WITNESS WHEREOF, the undersigned have executed this Agreement Regarding Employment effective as of the day and year first written above.

                   [SIGNATURES ARE ON FOLLOWING PAGE]

                                EMPLOYEE:

                                Signature: _________________________________
                                Print Name:________________________________

                                EMPLOYER:

                                WINDOW ON WALLSTREET INC.

                                By: _______________________________________
                                Name:
                                Title:

                                   SCHEDULE A

                            POSITION AND COMPENSATION

Position: ____________________________

Annual Base Salary: ___________________

                                   EXHIBIT "D"

            SHAREHOLDER NON-COMPETITION AND NON-DISCLOSURE AGREEMENT

         THIS AGREEMENT, effective as of October 25, 1999 ("Effective Date") is by and between Window on WallStreet Inc., a Texas corporation ("Window on WallStreet"), and Omega Research, Inc., ("Omega"), a Florida corporation, on the one hand, and _____________________ ("Shareholder"), on the other hand.

A.       RECITALS

         1. Shareholder is, and will be up to and through the consummation of the merger (the "Merger ") contemplated under the Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), the owner of certain outstanding shares of common stock, no par value, of Window on WallStreet ("WOW Common Stock"). Pursuant to the Merger, Shareholder will receive common stock, $.01 par value, of Omega ("Omega Common Stock") and cash for fractional shares in exchange for WOW Common Stock owned by Shareholder.

         2. Upon consummation of the Merger, WOW Acquisition Corporation, a Texas corporation and wholly owned subsidiary of Omega ("Merger Sub"), will be merged with and into Window on WallStreet, and the separate corporate existence of Merger Sub will cease and Window on WallStreet will continue as the surviving corporation. Window on WallStreet as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         3. As a further result of the consummation of the Merger, Omega will own one hundred percent of the common stock of the Surviving Corporation and Shareholder, together with all the other holders of WOW Common Stock, will effectively transfer ownership of the business of Window on WallStreet to Omega.

         4. Shareholder anticipates that the consummation of the Merger will cause Shareholder significant financial gain and advantage. Shareholder acknowledges and understands that the execution and delivery by Shareholder of this Agreement is a specific condition precedent to the obligation of Omega and Merger Sub to consummate and effect the Merger, and Shareholder is executing this Agreement in consideration of consummation by Omega and Merger Sub of, and as material inducement to Omega and Merger Sub to consummate the Merger, resulting in Shareholder's receipt of the Omega Common Stock (and cash for fractional shares).

         5. The parties hereto acknowledge and agree that certain covenants are necessary to protect the value of the goodwill evidenced by the WOW Common Stock relinquished by Shareholder in exchange for the Omega Common Stock, as well as the goodwill evidenced by the Omega Common Stock to be received by Shareholder in the Merger. The parties further agree that, since Shareholder's execution and delivery of this Agreement is a condition precedent to consummation of the Merger, this Agreement is therefore beneficial to all of the parties hereto.

         6. This Agreement covers various subjects, including (i) protection of Omega and Window on WallStreet's goodwill, trade secrets and confidential information, (ii) non-solicitation of Omega and Window on WallStreet's customers, licensees, independent contractors, consultants and employees, and
(iii) restrictions on Shareholder's ability to compete with Omega or WallStreet or participate in competitive businesses for a reasonable period of time after the Effective Date of this Agreement. Each of these subjects is equally important, and Shareholder agrees to faithfully and fully observe all covenants and agreements set forth below relating to each subject addressed, without exception.

         7. Shareholder has been informed and understands, that (a) Omega and WallStreet have developed and own, and after the Merger will continue to collaboratively develop and own, at substantial effort and expense, products, services and valuable trade secrets and other valuable confidential business information, all of which have enhanced and are expected to continue to enhance the value of the Omega Common Stock and WOW Common Stock; (b) Omega and WallStreet have developed and/or will be developing important and substantial relationships with customers, licensees, independent contractors, consultants, strategic partners, vendors and/or other third parties having dealings or contractual relationships with Omega and Window on WallStreet, many of which have been known to or will be made known to Shareholder in connection with Shareholder's business relationships with Omega and Window on WallStreet. In light of all of the foregoing, in order to protect Omega and Window on WallStreet's legitimate business interests, including their goodwill and trade secrets, and in consideration for, and in order to induce, consummation of the Merger, Shareholder has agreed to make, for the separate benefit of and enforcement by each of Omega and Window on WallStreet, the reasonable covenants and agreements set forth below.

         NOW, THEREFORE, it is agreed as follows:

         B.       COVENANTS AND AGREEMENTS

                  1.       NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

                           (a) CONFIDENTIAL INFORMATION. Shareholder
acknowledges that Shareholder has been informed by Omega and Window on WallStreet that it is Omega and Window on WallStreet's policy to maintain as secret and confidential all information and materials (whether or not stamped or marked "Confidential" or bearing some other indicia of confidentiality) relating to (i) the financial conditions, operations and business interests, objectives, plans and strategies of Omega and Window on WallStreet, (ii) the systems, know-how, records, products, product plans, product designs, marketing plans, specifications, drawings, product development, services, cost information, inventions, computer programs, technology, marketing and sales strategies, techniques and/or programs, formulae, methods, methodologies, manuals, proprietary software, customer lists and other trade secrets from time to time acquired, sold, developed, maintained and/or used by Omega and Window on WallStreet, (iii) the nature and terms of Omega and Window on WallStreet's relationships with their respective customers, licensees, subscribers, suppliers, lenders, underwriters, vendors, consultants, independent contractors, strategic partners, other third parties having dealings or contractual relationships with Omega and Window on WallStreet, attorneys, accountants and employees, and (iv) any proposed public or private offering of Omega and Window on WallStreet (all such information and materials are collectively referred to as "Confidential Information").

                  (b) PROHIBITED DISCLOSURE. Shareholder agrees that Shareholder will not directly or indirectly at any time (including after the date on which Shareholder's employment, if any, with Window on WallStreet terminates and including after Shareholder's ownership of any Omega Common Stock or WOW Common Stock terminates) divulge, or disclose for any purpose (except as specifically authorized by both Omega and Window on WallStreet) to any persons, firms, corporations or other entities (collectively, "Third Parties"), or use or cause or authorize any Third Parties to use, any such Confidential Information, except in the capacity of an employee of Window on WallStreet pursuant to any duties in the course and scope of his employment. "Confidential Information" does not include information that, at the time of disclosure, is part of the public domain or is generally known in Omega's and/or Window on WallStreet's industry without the fault or carelessness of Shareholder. If Shareholder is required by order of a court or other governmental or self-regulatory authority to disclose any Confidential Information, Shareholder will immediately notify Omega and Window on WallStreet so that Omega and Window on WallStreet may attempt to obtain an appropriate protective order, and, in all events, Shareholder will only disclose the portion of the Confidential Information required by such order to be disclosed.

         2.       COVENANT-NOT-TO-COMPETE

                  (a) COVENANT-NOT-TO-COMPETE. Shareholder covenants and agrees that for a period of four (4) years after the Effective Date (the "Effective Period"), Shareholder will not, directly or indirectly (as defined below), in any capacity (i) market, sell, provide or license, or be involved in the marketing, sale, provision or licensing of, any Financial Market Data Software Products or Software-Related Services (as defined below) to any person or entity who is or was a distributor, retailer, reseller, licensee, subscriber, or customer of Omega or Window on WallStreet at any time during the two (2) years preceding the Effective Date through the conclusion of the Effective Period, or
(ii) market, sell, provide or license, or be involved in the marketing, sale, provision or licensing of, any Financial Market Data Software Products or Software-Related Services (as defined below), in whole or in part via electronic commerce, telemarketing, telecommunication, cable, the Web or the Internet, anywhere within the world. "Financial Market Data Software Products or Software-Related Services" means (A) software products and/or services which (1) collect or deliver financial market data (including but not limited to stocks, bonds, options, futures, commodities, other securities and/or fundamental company data), and/or (2) supply financial data to support online investing and trading, including in the form of financial Web sites and communities, and Internet-delivered streaming market data services, and/or (3) are or can be used to make, review or devise investment analyses or strategies, including, without limitation, charting, technical analysis and/or trading or investment strategy design, testing and/or automation and/or (B) securities brokerage services (including, without limitation, in connection with revenue sharing arrangements) and services and products ancillary to any such securities brokerage services.1 Shareholder acknowledges that the businesses of Omega and Window on WallStreet are international in scope, that, due to the electronic and telephonic nature of Omega and Window on WallStreet's businesses and the nature of their licensees, subscribers and customers, one could effectively compete with such businesses from nearly anywhere in the world, and that, therefore, such geographical area of restriction is reasonable in the circumstances to protect Omega and Window on WallStreet's respective goodwill, trade secrets and other legitimate business interests.

                  (b) DEFINITION OF "DIRECTLY OR INDIRECTLY." For purposes of
Section 2(a), "directly or indirectly" means to engage or participate in any venture, enterprise, activity or business which is materially involved (as hereinafter defined) in the marketing, selling, licensing or provision of Financial Market Data Software Products or Software-Related Services, passively (except for passive investments in publicly-traded companies) or actively, as a sole proprietor, owner, director, officer, shareholder, partner, member, consultant, independent contractor, advisor, participant, employee or agent, or in any other manner. For purposes hereof, "materially involved" means that the venture, enterprise, activity or business directly or indirectly or together with any of its subsidiaries, affiliates or partners or through strategic alliances or any specific division or business unit of any such venture, enterprise, activity or business either (i) derives in any year 5%1 or more of its gross revenue from Financial Market Data Software Products or Software-Related Services or (ii) incurs in any year 5%2 or more of its expenses (operating and/or capital) in connection with or as a result of Financial Market Data Software Products or Software-Related Services.

         3.       NON-SOLICITATION OF EMPLOYEES AND OTHERS.

                  (a) NON-SOLICITATION OF EMPLOYEES AND OTHERS. Shareholder acknowledges that Omega and Window on WallStreet each devotes substantial time, effort and expense to the recruitment, selection, training, development and promotion of talented individuals for positions of significant responsibility with Omega and Window on WallStreet. Shareholder further acknowledges that it would be unfair to use Shareholder's familiarity with Omega's and Window on WallStreet's businesses, employees, independent contractors and consultants, to participate, directly or indirectly, in any activities designed to cause any of Omega's and Window on WallStreet's employees, independent contractors or consultants to cease performing services for either or both of Omega and Window on WallStreet. Accordingly, Shareholder covenants and agrees that for the later to occur of (i) one year following the date of termination of the direct and/or indirect beneficial ownership by Shareholder of all Omega Common Stock or (ii) two (2) years after the Effective Date of this Agreement, Shareholder will not, directly or indirectly, solicit the services of or recruit, whether on Shareholder's own behalf or on behalf of others, any of the following types of employees, independent contractors or consultants of Omega and Window on
WallStreet: (i)

-------------------------
1 Subsection (B) is not applicable to the Agreement of David Barnes.

2 10% with respect to the Agreement of Ashgar Afghani.

executives, managers, supervisors or department directors; (ii) technicians, engineers, programmers or information services workers (whether employees, independent contractors or consultants); (iii) product, project or task managers or supervisors (whether employees, independent contractors or consultants); (iv) sales, marketing or public relations personnel or consultants; (v) financial or accounting services personnel or consultants; (vi) legal personnel; (vii) customer support personnel or consultants; or (viii) human resources personnel; provided, however, that such provision does not apply to Shareholder's attorneys, accountants, investment bankers and other professional advisors. Shareholder agrees not to persuade or cause, or attempt to persuade or cause, any such employee, independent contractor or consultant to leave Omega's or Window on WallStreet's employ or cease performing services for Omega or Window on WallStreet.

                  (b) DAMAGES. Shareholder acknowledges that breach or violation of this covenant would cause substantial damages to Omega and/or Window on WallStreet. Shareholder agrees that, in the event of a breach or violation of this covenant of non-solicitation, Shareholder will be liable to compensate Omega and/or Window on WallStreet for all damages, including, without limitation, consequential damages, not limited to lost profits, expenses incurred to replace the employee or business relationship, finder's fees, sign-on bonuses and compensation, remuneration and/or benefits premiums paid to employees, independent contractors and consultants to secure their services to replace the lost relationship(s). The payment of such damages shall not limit, impair or diminish Omega's and/or Window on WallStreet's right to seek and obtain (x) any appropriate equitable relief (including but not limited to specific performance, temporary restraining order and temporary and permanent injunction), (y) other monetary and other relief, at law or in equity, for other causes of action which may have resulted from Shareholder's breach or violation (such as intentional interference with contractual or business relations in the event an employee is solicited by Shareholder for a competitive position and such employee is subject to a covenant-not-to-compete), or (z) monetary and other relief, at law or in equity, from or against persons or entities other than Shareholder.

         4.       REMEDIES FOR BREACH OF SECTIONS 1, 2 AND 3

                  In addition to the remedies referred to in Section 3(b), above Shareholder agrees that, if Shareholder breaches or violates any of Shareholder's covenants or agreements in Section 1, 2 and 3 hereof, Omega and Window on WallStreet shall be entitled to an accounting and repayment of any and all profits, compensation, commissions, payments and benefits which Shareholder directly or indirectly has realized and realizes as a result of, or in connection with, any such violation or breach. In addition, in the event of a breach or violation or threatened or imminent breach or violation of any provisions of Section 1, 2 and 3 hereof, Omega and Window on WallStreet shall be entitled to a temporary and permanent injunction or any other appropriate decree of specific performance or equitable relief (without, unless otherwise required by statute, being required to post bond or other security) from a court of competent jurisdiction in order to prevent, prohibit or restrain any such breach or violation or threatened breach or violation by Shareholder. Omega and Window on WallStreet shall be entitled to such injunctive or other equitable relief in addition to any ascertainable damages which are suffered. It is understood that resort by Omega and Window on WallStreet (or either of them) to such injunctive or other equitable relief shall not be deemed to waive or to limit in any respect any other rights or remedies which Omega and Window on WallStreet (or either of them) may have with respect to such breach or violation.

         5.       REASONABLENESS OF RESTRICTIONS

                  (a) REASONABLENESS. Shareholder acknowledges that any breach or violation of Section 1, 2 or 3 hereof will likely cause irreparable injury and damage to each of Omega and Window on WallStreet and that it would be very difficult or impossible to measure all of the damages resulting from any such breach or violation. Shareholder further acknowledges that Shareholder has carefully read and considered the provisions of Sections 1, 2 and 3 hereof and, having done so, agrees that the restrictions and remedies set forth in such Sections (including the time period, geographical limits and scope of activity restricted) are fair and reasonable and do not impose a greater restraint than is necessary for the protection of the trade secrets, goodwill and other legitimate business interests of each of Omega and Window on WallStreet.

                  (b) SEVERABILITY. Shareholder understands and intends that each provision and restriction agreed to by Shareholder in Sections 1, 2 and 3 hereof be construed as separate and divisible from every other provision and restriction. In the event that any one of the provisions of, or restrictions in, Sections 1, 2 and/or 3 hereof shall be held to be invalid or unenforceable, and is not reformed by a court of competent jurisdiction (which a court, in lieu of striking a provision entirely, is urged by the parties to do), the remaining provisions and restrictions shall continue to be valid and enforceable as though the invalid or unenforceable provision or restriction had not been included. In the event that any provision relating to time period, geographical limits or scope of activity restricted (collectively, "Limitations") shall be declared by a court of competent jurisdiction to exceed the maximum or permissible Limitations such court deems reasonable and enforceable, said Limitations shall be deemed to become and shall then be the maximum Limitations which such court deems reasonable and enforceable.

         6.       LAW APPLICABLE

                  This Agreement shall be governed by and construed pursuant to the laws of the State of Texas. In the event of a dispute, venue shall lie in the state or federal courts for Dallas County, Texas.

         7.       SUCCESSION

                  This Agreement shall inure to the benefit of the parties and their respective heirs, administrators, legal representatives, successors and assigns and shall be binding upon the parties and their respective heirs, administrators, legal representatives and successors.

         8.       NO WAIVER

                  A waiver of any breach or violation of any term, provision or covenant contained in this Agreement shall not be deemed a continuing waiver or a waiver of any future or past breach or violation. No oral waiver shall be effective or binding.

         9.       SEPARATE AGREEMENT; CUMULATIVE REMEDIES

                  This Agreement and the covenants and agreements set forth herein are separate and independent of any Agreement Regarding Employment that has been executed and delivered by Shareholder in connection with the Merger and the covenants and agreements set forth therein. Accordingly, no pursuit or enforcement of any particular right, power, privilege or remedy under this Agreement or under such Agreement Regarding Employment (as the case may be) at any particular time or from time to time, singly or together with others, or any partial exercise thereof, shall operate as a waiver of, or preclude the exercise or availability of, any right, power, privilege or remedy of Omega or Window on WallStreet under this Agreement, such Agreement Regarding Employment or any other agreement (as the case may be).

         10.      ATTORNEY'S FEES

                  In the event any party hereto prevails in any dispute arising from or relating to this Agreement, the nonprevailing party will be liable for the prevailing party's reasonable and necessary attorneys' and paralegals' fees and expenses and court costs before and at trial, in any other proceedings and at all appellate levels.

         IN WITNESS WHEREOF, the undersigned have executed this Shareholder Non-Competition and Non-Disclosure Agreement effective as of the day and year first above written.

                                  SHAREHOLDER:

                                  Signature:__________________________________
                                  Print Name:_________________________________

                                  OMEGA RESEARCH, INC.

                                  By:_________________________________________
                                  Name:_______________________________________
                                  Title:______________________________________

                                  WINDOW ON WALLSTREET INC.

                                  By:_________________________________________
                                  Name:  John R. Jennings
                                  Title: Chief Executive Officer

                                   EXHIBIT "E"

                         FORM OF STOCK OPTION AGREEMENT

         Agreement, effective as of the 25th day of October, 1999 (the "Date of Grant") between Omega Research, Inc., a Florida corporation (the "Company"), and _______________ ("Optionee").

         1.       GRANT OF OPTIONS

                   The Company grants to Optionee, on the terms and conditions set forth below and subject to the terms and conditions of the Omega Research, Inc. Amended and Restated 1996 Incentive Stock Plan, as amended (the "Plan"), options (the "Options") to purchase up to _______ shares (individually a "Share" and collectively the "Shares") of Omega Research, Inc. common stock (the "Common Stock"), par value $.01 per share, for a price of $____ per Share (the "Option Price"), subject to adjustment as provided in Paragraph 3 below. Each of the Options is granted as an incentive stock option under Section 422 of the Internal Revenue Code, as amended (the "Code") to the extent permitted pursuant to the Code and the Plan. Optionee acknowledges receipt of a copy of the Plan and agrees to be bound by the terms and provisions thereof, as same may be amended from time to time, regardless of whether such terms and provisions have been set forth in this Agreement. In the event of any conflict between this Agreement and the Plan, the Plan shall govern.

          2.       TERMS AND CONDITIONS OF OPTIONS

                  (a)      TERM OF OPTIONS

                           Subject to the limitations set forth in this
Agreement (including, without limitation, subparagraph (c) below), the Options, to the extent vested pursuant to subparagraph (g) below, may be exercised by Optionee in whole or in part from time to time during the period beginning on the Date of Grant and ending on the day preceding the tenth anniversary of the Date of Grant. In no event shall any of the Options granted under this Agreement be exercisable upon or after the expiration of 10 years from the Date of Grant.

                  (b)      NON-TRANSFERABILITY OF OPTIONS

                           The Options shall not be transferable by Optionee
other than by will or by the laws of descent and distribution and may be exercised during Optionee's lifetime only by Optionee. If any Options are exercised after Optionee's death, the Company may require evidence reasonably satisfactory to it of the appointment and qualification of Optionee's personal representatives and their authority and of the right of any heir or distributee to exercise such Options.

                  (c)      TERMINATION OF EMPLOYMENT

                           If Optionee's employment with the Company terminates
for any reason, Optionee shall have the right to exercise the then unexercised portion of the Options which have vested as of the date of termination of employment within the applicable time period following termination, if any, as described below. Upon the expiration of the applicable time period, if any, all of the Options then unexercised, whether or not vested, shall automatically and without notice terminate and become null and void. Such time periods (if any), and the circumstances of termination under which they respectively apply, are as follows:

                           (i) In the event that Optionee resigns or Optionee's
employment is terminated by the Company (other than a termination described in subparagraph (ii), (iii) or (iv) below), the Options then vested in accordance with subparagraph (g) may be exercised, subject to subparagraph (v) below, during the period commencing on the date of resignation or termination of employment and ending on the 90th consecutive day thereafter; provided that, if Optionee shall die during such 90-day period, Optionee's right to exercise the unexercised portion of the Options vested at the date of resignation or termination of employment shall be determined under the provisions of subparagraph (iii) below.

                           (ii) In the event that Optionee's employment is
terminated by the Company due solely to Optionee's permanent disability, the Options then vested in accordance with subparagraph (g) may be exercised, subject to subparagraph (v) below, during the period commencing on the date of termination of employment and ending on the first anniversary thereof.

                           (iii) In the event of Optionee's death either during
Optionee's employment by the Company or during the 90-day period following the date of Optionee's resignation or termination of such employment by the Company pursuant to subparagraph (c)(i), the Options then vested in accordance with subparagraph (g) may be exercised, subject to subparagraph (v) below, during the period commencing on the date of Optionee's death and ending on the first anniversary thereof.

                           (iv) In the event of termination of Optionee's
employment for cause (as defined below), all Options, vested and unvested, shall expire at the date and time of termination of Optionee's employment by the Company for cause. For purposes hereof, "cause" means the following acts or conduct on the part of Optionee: fraud upon the Company; dishonesty or gross neglect the effect of which is, or is likely to be, materially adverse to the Company, its business or reputation; commission of a felony; abandonment of duties; wilful acts or omissions resulting in material governmental sanctions against Optionee or the Company (unless such acts or omissions were authorized by, or taken or made with the knowledge of, the Company's Co-CEO's (or either of them), President or Board of Directors); a wilful breach by Optionee of any of Optionee's nondisclosure, noncompetition or other covenants or obligations set forth in the Company's Agreement Regarding Employment entered into by Optionee and/or that certain Employment Agreement by and between Optionee and Window on WallStreet Inc. ("Window"); or a breach by Optionee (other than a wilful breach) of any of Optionee's nondisclosure, noncompetition or other covenants or obligations set forth in the aforesaid Agreement Regarding Employment with Company and/or Employment Agreement with Window which is not cured within 30 days after Optionee receives notice thereof.

                           (v) Notwithstanding any of the foregoing to the
contrary, in the event that following a termination of Optionee's employment for a reason other than cause the Company discovers (and the Committee (as defined in the Plan) determines) that acts or conduct on the part of Optionee have occurred constituting cause, the provisions of subparagraph (iv) above shall then automatically apply and Optionee shall have no right to exercise any then unexercised Options, even if vested. For purposes of this paragraph, Options shall not be deemed exercised until the transaction involving such exercise of Options has been fully executed. The Company shall notify Optionee promptly in the event that it discovers a cause event after termination of employment and the Committee (as defined in the Plan) has determined that subparagraph (iv) above shall apply, but giving such notice is not a condition to the Company's right to exercise its rights under this paragraph.

         Neither this Agreement nor any Option granted hereunder shall confer on Optionee any right to continue in the Company's employ, or limit in any respect the Company's right (in the absence of a specific written agreement to the contrary) to terminate Optionee's employment at any time with or without cause.

         In all events, upon any termination of Optionee's employment with the Company or upon Optionee's death, whichever is first to occur, the unvested portion, if any, of any then unexercised Options shall automatically and without notice terminate and become null and void.

                  (d)      EXERCISE OF OPTIONS

                           The Options may be exercised only by written notice
to the Chief Financial Officer of the Company at its principal business office or such other office as the Company may from time to time direct, which shall specify the number of optioned Shares being purchased. Any notice of exercise of Options shall be accompanied by payment of the full purchase price for the Shares being purchased: (i) by check payable to the Company; or (ii) with the prior consent of the Company, by tendering previously acquired shares of Common Stock having a fair market value (as defined in the Plan and determined as of the date such Options are exercised) equal to all of the purchase price; or
(iii) with the prior consent of the Company, by any combination of (i) and (ii), provided that any payment involving the delivery of Common Stock does not result in a charge to earnings for financial accounting purposes, as determined by the Committee (as defined in the Plan). Subject to the foregoing proviso, and with the prior consent of the Company, if shares of the Common Stock are readily tradeable on a national securities exchange or other market system at the time of exercise, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. The Company shall have no obligation to deliver the Shares being purchased pursuant to the exercise of any Options, in whole or in part, until the aforesaid payment in full of the purchase price therefor is received by the Company.

                  (e)      ISSUANCE OF SHARES

                           If, at any time, the Company, in its reasonable
judgment, or on advice of counsel, shall determine that the listing, registration or qualification of the Shares covered by the Options on any securities exchange or under any state or federal law is necessary as a condition of, or in connection with, the purchase or delivery of Shares hereunder, and that no exemptions are applicable, the delivery of any or all Shares pursuant to exercise of the Options may be withheld unless and until such listing, registration or qualification shall have been effected. Optionee agrees to comply with any and all legal requirements relating to Optionee's resale or other disposition of any Shares acquired under this Agreement. The Company may require, as a condition of exercise of any Options, that Optionee represent, in writing, that the Shares received upon exercise of the Options are being acquired for investment and not with a view to distribution, and that Optionee agree that the Shares will not be disposed of except pursuant to an effective registration statement unless the Company shall have received an opinion of counsel reasonably satisfactory to the Company that such disposition is exempt from registration under the Securities Act of 1933, as amended. The Company may endorse on certificates representing Shares issued upon the exercise of Options such legends referring to the foregoing representations or any applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

                  (f)      RIGHTS AS A SHAREHOLDER

                           Optionee shall acquire none of the rights of a
shareholder of the Company under this Agreement unless and until certificates for Shares are issued to Optionee upon the exercise of Options.

                  (g)      VESTING

                           The right to exercise the Options shall vest 20% on
each anniversary of the Date of Grant so that, subject to the provisions for earlier termination herein set forth, the right to exercise the Options shall be 100% vested on the fifth anniversary of the Date of Grant. Upon termination of Optionee's employment for any reason, the Company may, in its sole and absolute discretion, accelerate, in whole or in part, the vesting of any Options which are unvested at the date of termination of employment.

                  (h)      SALE OF THE COMPANY

                           In the event of a Sale of the Company, the Company
may require Optionee to exercise all of the Options then vested effective immediately prior to the consummation of the Sale of the Company. In such event, the Company and Optionee shall cooperate to effectuate the exercise of the then-vested Options immediately prior to the consummation of the Sale of the Company so that the Shares issuable upon such exercise are recognized as issued and outstanding prior to such consummation. All Options which have not vested at the date of the Sale of the Company shall automatically and without notice at that time expire. "Sale of the Company" means any transaction pursuant to which all or substantially all of the business or operations of the Company are directly or indirectly sold, assigned or transferred to an arms-length purchaser through the sale, exchange or other transfer, by purchase, merger or otherwise, of the assets or equity of the Company.

         3.       ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC.

                  In the event of any stock split, stock dividend, reclassification or restructuring which changes the character or amount of the Company's outstanding Common Stock while any portion of any Options granted pursuant to this Agreement are outstanding but unexercised, the Company shall make such adjustments in the character and number of Shares subject to such Options and in the Option Price (per Share) as shall be equitable and appropriate in order to make such Options, as nearly as may be practicable, equivalent to such Options immediately prior to such change; PROVIDED, HOWEVER, that no such adjustment shall give Optionee any additional benefits under this Agreement; and PROVIDED FURTHER, if any such adjustment is made by reason of a transaction described in section 424(a) of the Code, it shall be made so as to conform to the requirements of that section and the regulations thereunder.

                  If any transaction (other than a change specified in the preceding paragraph) described in section 424(a) of the Code affects the Company's Common Stock subject to any unexercised Option granted hereunder (hereinafter for purposes of this Paragraph 3 referred to as the "old option"), the Board of Directors of the Company or any surviving or acquiring corporation may take such action as it deems appropriate, and in conformity with the requirements of that section and the regulations thereunder, to substitute a new option for the old option, in order to make the new option, as nearly as may be practicable, equivalent to the old option, or to assume the old option.

                  If any such change or transaction shall occur, the number and kind of Shares to be issued upon the exercise of any Options shall be adjusted to give effect thereto.

         4.       APPLICATION OF FUNDS

                  The proceeds received by the Company from the sale of Shares subject to Options may be commingled with any other corporate funds and used for any corporate purpose.

         5.       GENERAL

                  (a) Any communication in connection with this Agreement shall be deemed duly given when delivered in person (including by courier service) or mailed by certified or registered mail, return receipt requested, to Optionee at Optionee's address listed on the signature page hereof or such other address of which Optionee shall have advised the Company by similar notice; and to the Company at the Company's then executive offices.

                  (b) This Agreement sets forth the parties' final and entire agreement with respect to its subject matter, may not be changed or terminated orally and shall be governed by and construed in accordance with the internal laws of the State of Florida. This Agreement shall bind and inure to the benefit of Optionee, and Optionee's heirs, distributees and personal and legal representatives, and the Company and its successors and assigns.

                  (c) Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

         IN WITNESS WHEREOF, the parties have duly executed this Stock Option Agreement as of the date first above written.

OPTIONEE:                                OMEGA RESEARCH, INC., a Florida
                                         corporation

______________________________           By:____________________________________
                                            Salomon Sredni, President
______________________________
Address

                                  EXHIBIT "E-1"

                         FORM OF STOCK OPTION AGREEMENT

         Agreement, effective as of the 25th day of October, 1999 (the "Date of Grant") between Omega Research, Inc., a Florida corporation (the "Company"), and _______________ ("Optionee").

         1.       GRANT OF OPTIONS

                   The Company grants to Optionee, on the terms and conditions set forth below and subject to the terms and conditions of the Omega Research, Inc. Amended and Restated 1996 Incentive Stock Plan, as amended (the "Plan"), options (the "Options") to purchase up to 75,000 shares (individually a "Share" and collectively the "Shares") of Omega Research, Inc. common stock (the "Common Stock"), par value $.01 per share, for a price of $____ per Share (the "Option Price"), subject to adjustment as provided in Paragraph 3 below. Each of the Options is granted as an incentive stock option under Section 422 of the Internal Revenue Code, as amended (the "Code") to the extent permitted pursuant to the Code and the Plan. Optionee acknowledges receipt of a copy of the Plan and agrees to be bound by the terms and provisions thereof, as same may be amended from time to time, regardless of whether such terms and provisions have been set forth in this Agreement. In the event of any conflict between this Agreement and the Plan, the Plan shall govern.

          2.       TERMS AND CONDITIONS OF OPTIONS

                  (a)      TERM OF OPTIONS

                           Subject to the limitations set forth in this
Agreement (including, without limitation, subparagraph (c) below), the Options, to the extent vested pursuant to subparagraph (g) below, may be exercised by Optionee in whole or in part from time to time during the period beginning on the Date of Grant and ending on the day preceding the tenth anniversary of the Date of Grant. In no event shall any of the Options granted under this Agreement be exercisable upon or after the expiration of 10 years from the Date of Grant.

                  (b)      NON-TRANSFERABILITY OF OPTIONS

                           The Options shall not be transferable by Optionee
other than by will or by the laws of descent and distribution and may be exercised during Optionee's lifetime only by Optionee. If any Options are exercised after Optionee's death, the Company may require evidence reasonably satisfactory to it of the appointment and qualification of Optionee's personal representatives and their authority and of the right of any heir or distributee to exercise such Options.

                  (c)      TERMINATION OF EMPLOYMENT

                           If Optionee's employment with the Company terminates
for any reason, Optionee shall have the right to exercise the then unexercised portion of the Options which have vested as of the date of termination of employment within the applicable time period following termination, if any, as described below. Upon the expiration of the applicable time period, if any, all of the Options then unexercised, whether or not vested, shall automatically and without notice terminate and become null and void. Such time periods (if any), and the circumstances of termination under which they respectively apply, are as follows:

                           (i) In the event that Optionee resigns or
Optionee's employment is terminated by the Company (other than a termination described in subparagraph (ii), (iii) or (iv) below), the Options then vested in accordance with subparagraph (g) may be exercised, subject to subparagraph (v) below, during the period commencing on the date of resignation or termination of employment and ending on the 90th consecutive day thereafter; provided that, if Optionee shall die during such 90-day period, Optionee's right to exercise the unexercised portion of the Options vested at the date of resignation or termination of employment shall be determined under the provisions of subparagraph (iii) below.

                           (ii) In the event that Optionee's employment is
terminated by the Company due solely to Optionee's permanent disability, the Options then vested in accordance with subparagraph (g) may be exercised, subject to subparagraph (v) below, during the period commencing on the date of termination of employment and ending on the first anniversary thereof.

                           (iii) In the event of Optionee's death either during
Optionee's employment by the Company or during the 90-day period following the date of Optionee's resignation or termination of such employment by the Company pursuant to subparagraph (c)(i), the Options then vested in accordance with subparagraph (g) may be exercised, subject to subparagraph (v) below, during the period commencing on the date of Optionee's death and ending on the first anniversary thereof.

                           (iv) In the event of termination of Optionee's
employment for cause (as defined below), all Options, vested and unvested, shall expire at the date and time of termination of Optionee's employment by the Company for cause. For purposes hereof, "cause" means the following acts or conduct on the part of Optionee: fraud upon the Company; dishonesty or gross neglect the effect of which is, or is likely to be, materially adverse to the Company, its business or reputation; commission of a felony; abandonment of duties; wilful acts or omissions resulting in material governmental sanctions against Optionee or the Company (unless such acts or omissions were authorized by, or taken or made with the knowledge of, the Company's Co-CEO's (or either of them), President or Board of Directors); a wilful breach by Optionee of any of Optionee's nondisclosure, noncompetition or other covenants or obligations set forth in the Company's Agreement Regarding Employment entered into by Optionee; or a breach by Optionee (other than a wilful breach) of any of Optionee's nondisclosure, noncompetition or other covenants or obligations set forth in the aforesaid Agreement Regarding Employment which is not cured within 30 days after Optionee receives notice thereof.

                           (v) Notwithstanding any of the foregoing to the
contrary, in the event that following a termination of Optionee's employment for a reason other than cause the Company discovers (and the Committee (as defined in the Plan) determines) that acts or conduct on the part of Optionee have occurred constituting cause, the provisions of subparagraph (iv) above shall then automatically apply and Optionee shall have no right to exercise any then unexercised Options, even if vested. For purposes of this paragraph, Options shall not be deemed exercised until the transaction involving such exercise of Options has been fully executed. The Company shall notify Optionee promptly in the event that it discovers a cause event after termination of employment and the Committee (as defined in the Plan) has determined that subparagraph (iv) above shall apply, but giving such notice is not a condition to the Company's right to exercise its rights under this paragraph.

         Neither this Agreement nor any Option granted hereunder shall confer on Optionee any right to continue in the Company's employ, or limit in any respect the Company's right (in the absence of a specific written agreement to the contrary) to terminate Optionee's employment at any time with or without cause.

         In all events, upon any termination of Optionee's employment with the Company or upon Optionee's death, whichever is first to occur (but subject to the penultimate sentence of subparagraph (g)) , the unvested portion, if any, of any then unexercised Options shall automatically and without notice terminate and become null and void.

                  (d)      EXERCISE OF OPTIONS

                           The Options may be exercised only by written notice
to the Chief Financial Officer of the Company at its principal business office or such other office as the Company may from time to time direct, which shall specify the number of optioned Shares being purchased. Any notice of exercise of Options shall be accompanied by payment of the full purchase price for the Shares being purchased: (i) by check payable to the Company; or (ii) with the prior consent of the Company, by tendering previously acquired shares of Common Stock having a fair market value (as defined in the Plan and determined as of the date such Options are exercised) equal to all of the purchase price; or
(iii) with the prior consent of the Company, by any combination of (i) and (ii), provided that any payment involving the delivery of Common Stock does not result in a charge to earnings for financial accounting purposes, as determined by the Committee (as defined in the Plan). Subject to the foregoing proviso, and with the prior consent of the Company, if shares of the Common Stock are readily tradeable on a national securities exchange or other market system at the time of exercise, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. The Company shall have no obligation to deliver the Shares being purchased pursuant to the exercise of any Options, in whole or in part, until the aforesaid payment in full of the purchase price therefor is received by the Company.

                  (e)      ISSUANCE OF SHARES

                           If, at any time, the Company, in its reasonable
judgment, or on advice of counsel, shall determine that the listing, registration or qualification of the Shares covered by the Options on any securities exchange or under any state or federal law is necessary as a condition of, or in connection with, the purchase or delivery of Shares hereunder, and that no exemptions are applicable, the delivery of any or all Shares pursuant to exercise of the Options may be withheld unless and until such listing, registration or qualification shall have been effected. Optionee agrees to comply with any and all legal requirements relating to Optionee's resale or other disposition of any Shares acquired under this Agreement. The Company may require, as a condition of exercise of any Options, that Optionee represent, in writing, that the Shares received upon exercise of the Options are being acquired for investment and not with a view to distribution, and that Optionee agree that the Shares will not be disposed of except pursuant to an effective registration statement unless the Company shall have received an opinion of counsel reasonably satisfactory to the Company that such disposition is exempt from registration under the Securities Act of 1933, as amended. The Company may endorse on certificates representing Shares issued upon the exercise of Options such legends referring to the foregoing representations or any applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

                  (f)      RIGHTS AS A SHAREHOLDER

                           Optionee shall acquire none of the rights of a
shareholder of the Company under this Agreement unless and until certificates for Shares are issued to Optionee upon the exercise of Options.

                  (g)      VESTING

                           The right to exercise the Options shall vest 20% on
each anniversary of the Date of Grant so that, subject to the provisions for earlier termination herein set forth, the right to exercise the Options shall be 100% vested on the fifth anniversary of the Date of Grant. Notwithstanding such vesting schedule, upon a Qualified Sale of the Company or Change In Control (as such term is hereinafter defined), or upon the termination of Optionee's employment due to death or permanent disability, the right to exercise the Options shall automatically become 100% vested. In addition, upon termination of Optionee's employment for any reason, the Company may, in its sole and absolute discretion, accelerate, in whole or in part, the vesting of any Options which are unvested at the date of termination of employment.

                  (h)      SALE OF THE COMPANY

                           In the event of a Sale of the Company, the Company
may require Optionee to exercise all of the Options effective immediately prior to the consummation of the Sale of the Company. In such event, the Company and Optionee shall cooperate to effectuate the exercise of the Options immediately prior to the consummation of the Sale of the Company so that the Shares issuable upon such exercise are recognized as issued and outstanding prior to such consummation.

                  (i)      CERTAIN DEFINITIONS

                           For purposes hereof, the following capitalized terms
have the respective meanings ascribed to them below:

                           (i) "Qualified Sale of the Company or Change in
Control" means either a Sale of the Company or Change in Control in connection with which the Plan is not being assumed by the acquiror or successor company in the subject transaction or, in the judgment solely of the Board of Directors of the Company, Optionee's position is being eliminated.

                           (ii) "Sale of the Company" means any transaction
pursuant to which all or substantially all of the business or operations of the Company are directly or indirectly sold, assigned or transferred to an arms-length purchaser through the sale, exchange or other transfer, by purchase, merger or otherwise, of the assets or equity of the Company.

                           (iii) A "Change in Control" shall be deemed to have
occurred on the date that (a) William Cruz (counting for these purposes all Common Stock owned by any of his Affiliates) and Ralph Cruz (counting for these purposes all Common Stock owned by any of his Affiliates) in the aggregate own less than 25% (or less than 51% if the Company is not public) of the issued and outstanding Common Stock, (b) William Cruz (counting for these purposes all Common Stock owned by any of his Affiliates) and Ralph Cruz (counting for these purposes all Common Stock owned by any of his Affiliates), viewing all of the foregoing as one stockholder, is not the stockholder of the Company owning the highest number of issued and outstanding shares of

Common Stock, or (c) neither William Cruz nor Ralph Cruz occupies the position of Chairman of the Board, Co-Chairman of the Board, Chief Executive Officer, Co-Chief Executive Officer or President of the Company.

                           (iv) "Affiliate" means, with respect to William Cruz
or Ralph Cruz, an immediate family member, a trust principally for his benefit and/or for the benefit of his family members and/or lineal descendants and/or charitable purposes, or a family limited partnership or other entity the beneficial owners of which are, principally, him and/or his family members and/or such trusts.

         3.       ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC.

                  In the event of any stock split, stock dividend, reclassification or restructuring which changes the character or amount of the Company's outstanding Common Stock while any portion of any Options granted pursuant to this Agreement are outstanding but unexercised, the Company shall make such adjustments in the character and number of Shares subject to such Options and in the Option Price (per Share) as shall be equitable and appropriate in order to make such Options, as nearly as may be practicable, equivalent to such Options immediately prior to such change; PROVIDED, HOWEVER, that no such adjustment shall give Optionee any additional benefits under this Agreement; and PROVIDED FURTHER, if any such adjustment is made by reason of a transaction described in section 424(a) of the Code, it shall be made so as to conform to the requirements of that section and the regulations thereunder.

                  If any transaction (other than a change specified in the preceding paragraph) described in section 424(a) of the Code affects the Company's Common Stock subject to any unexercised Option granted hereunder (hereinafter for purposes of this Paragraph 3 referred to as the "old option"), the Board of Directors of the Company or any surviving or acquiring corporation may take such action as it deems appropriate, and in conformity with the requirements of that section and the regulations thereunder, to substitute a new option for the old option, in order to make the new option, as nearly as may be practicable, equivalent to the old option, or to assume the old option.

                  If any such change or transaction shall occur, the number and kind of Shares to be issued upon the exercise of any Options shall be adjusted to give effect thereto.

         4.       APPLICATION OF FUNDS

                  The proceeds received by the Company from the sale of Shares subject to Options may be commingled with any other corporate funds and used for any corporate purpose.

         5.       GENERAL

                  (a) Any communication in connection with this Agreement shall be deemed duly given when delivered in person (including by courier service) or mailed by certified or registered mail, return receipt requested, to Optionee at Optionee's address listed on the signature page hereof or such other address of which Optionee shall have advised the Company by similar notice; and to the Company at the Company's then executive offices.

                  (b) This Agreement sets forth the parties' final and entire agreement with respect to its subject matter, may not be changed or terminated orally and shall be governed by and construed in accordance with the internal laws of the State of Florida. This Agreement shall bind and inure to the benefit of Optionee, and Optionee's heirs, distributees and personal and legal representatives, and the Company and its successors and assigns.

                  (c) Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

                  IN WITNESS WHEREOF, the parties have duly executed this Stock Option Agreement as of the date first above written.

OPTIONEE:                                     OMEGA RESEARCH, INC., a Florida
                                              corporation

-----------------------------                 By:
                                                 -----------------------------
                                                 Salomon Sredni, President

-----------------------------
Address

                                  EXHIBIT "F"

         INVESTMENT ACKNOWLEDGMENT AGREEMENT ("Agreement") dated as of October 25, 1999, from the undersigned stockholder ("Stockholder") to and in favor of mega Research, Inc., a Florida corporation ("Parent").

         This Agreement executed and delivered pursuant to Section 5.16 of the Agreement and Plan of Merger dated as of October 25, 1999 (the "Merger Agreement"), among Parent, WOW Acquisition Corporation, a Texas corporation and wholly owned subsidiary of Parent, and Window on WallStreet Inc., a Texas corporation ("Company"). In order to induce Parent to consummate the transactions contemplated by the Merger Agreement, and in further consideration therefor, Stockholder is executing and delivering this Agreement to Parent in connection with the shares of Parent common stock, $.01 par value, being issued to Stockholder (collectively, the "Shares"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement.

         Accordingly, it is hereby understood, acknowledged, covenanted and agreed by Stockholder as follows:

         1. INVESTMENT REPRESENTATION. The Shares are being acquired by Stockholder for Stockholder's own account, for investment and not with a view to or for resale in connection with any distribution thereof, nor with any present intention of selling or distributing all or any part thereof. Stockholder has been informed and understands that Stockholder must bear the economic risk of the investment in the Shares for an indefinite period because they have not been registered as of the Closing Date under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws, and cannot be resold unless they are so registered or an exemption from such registrations are available. Stockholder further understands that the issuance of the Shares has not been approved or disapproved by the SEC, any state securities administrator or any other Governmental Entity. Stockholder acknowledges that Stockholder is able to bear the economic risk of such investment.

         2. ACCESS TO INFORMATION. Stockholder acknowledges that Stockholder has received and had an opportunity to review the Merger Agreement and the Exhibits and Schedules thereto and Parent has made available to Stockholder through Company all of the Parent SEC Documents and the financial statements and exhibits thereto; and that Stockholder has been afforded the opportunity to ask questions of Parent and its representatives to verify the information and disclosures concerning Parent and the accuracy thereof.

         3. RESALE RESTRICTION. Stockholder will not at any time offer or sell all or any part of the Shares unless (a) a registration statement under the Securities Act is in effect with respect thereto; or (b) an opinion of Stockholder's counsel, in form and substance reasonably satisfactory to Parent (notice of unacceptability of such opinion to be given within 7 business days after receipt thereof), has been delivered to the effect that such offer or sale is an exempt transaction under the Securities

Act or registration thereunder is not required in connection with such offer or sale; or (c) the SEC (or a member of the staff thereof) has indicated in writing that "no action" would be taken if the proposed offer or sale were to be made without the filing of a registration statement; and any certificate issued representing the Shares bears the following legend:

                  "The securities represented hereby have not been registered under the Federal Securities Act of 1933, as amended, or applicable state securities laws and may not be sold or transferred in the absence of an effective registration statement under such Act and applicable state securities laws or evidence reasonably satisfactory to the issuer that such registrations are not required."

         4. STOP TRANSFERS ORDERS. Parent may instruct the transfer agent for its common stock to record appropriate "stop transfer orders" on the transfer books with respect to the Shares.

         IN WITNESS WHEREOF, the undersigned has executed this Investment Acknowledgment Agreement as of the date first written above.

                                   STOCKHOLDER:

                                   Signature: _________________________________
                                   Print Name: ________________________________

                                   EXHIBIT "G"

                           REGISTRATION RIGHTS AGREEMENT dated as of October 25, 1999, among Omega Research, Inc., a Florida corporation (the "Company"), Window on WallStreet Inc., a Texas corporation ("Window"), and the individuals and entities named in Schedule I hereto (herein referred to collectively as the "Stockholders" and individually as a "Stockholder").

         This Agreement is made pursuant to Section 5.17 of the Agreement and Plan of Merger dated as of October 25, 1999 (the "Merger Agreement"), among the Company, Wow Acquisition Corporation, a Texas corporation and wholly owned subsidiary of the Company, and Window. In order to induce the Stockholders to consummate the transactions contemplated by the Merger Agreement, and in further consideration therefor, the Company has agreed to execute and deliver this Agreement and provide the registration rights set forth in this Agreement.

         Accordingly, it is hereby agreed as follows:

         1. DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement. For purposes of this Agreement the following terms shall have the following meanings:

                  "EFFECTIVE PERIOD" means a period commencing on the date the "shelf" Registration Statement described in Section 3(a) is declared effective and ending on the earlier of (i) the first date as of which all Registrable Securities cease to be Registrable Securities and (ii) the second anniversary of the Closing Date.

                  "EFFECTIVE TIME" means the date six months after the date of this Agreement.

                  "HOLDER" means, subject to Section 9, a holder of Registrable Securities.

                  "PROSPECTUS" means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

                  "REGISTRABLE SECURITIES" means, collectively, (i) the shares of common stock, $.01 par value, of the Company issued to the Stockholders in connection with the Merger (collectively, the "Shares"), and (ii) any securities issued or distributed in respect of any Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise.

                  "REGISTRATION EXPENSES" means any and all expenses incident to performance of or compliance with this Agreement, including, without limitation,
(i) all SEC and securities exchange registration and filing fees (including all expenses incident to any filing with the National Association of Securities Dealers, Inc.), (ii) all fees and expenses of complying with securities or blue sky laws, (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to Section 5(g), (v) the fees and disbursements of counsel for the Company and of its independent public accountants and (vi) the reasonable fees and disbursements of one counsel, other than the Company's counsel, selected by the Holders of a majority of the Registrable Securities being registered to represent all Holders of the Registrable Securities being registered in connection with such registration (it being understood that any Holder may, at its own expense, retain separate counsel to represent it in connection with such registration).

                  "REGISTRATION STATEMENT" means any registration statement of the Company which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

                  "SEC" means the Securities and Exchange Commission.

         2. SECURITIES SUBJECT TO THIS AGREEMENT. The securities entitled to the benefits of this Agreement are the Registrable Securities. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act and they have been disposed of pursuant to such effective Registration Statement, (ii) such Registrable Securities are distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (iii) such Registrable Securities shall have been otherwise transferred, new certificates for such Registrable Securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such Registrable Securities shall not require registration or qualification of such Registrable Securities under the Securities Act or any state securities or blue sky law then in force, (iv) the Effective Period ends, (v) such Registrable Securities shall have ceased to be outstanding, or (vi) in the written opinion of counsel to the Company, when all Registrable Securities may be transferred by the Holders without registration pursuant to Rule 144 under the Securities Act without regard to the volume limitation or manner of sale limitations contained therein.

         3.       REGISTRATION.

                  (a) SHELF REGISTRATION. The Company shall file and use all reasonable efforts to cause to be declared effective, not later than the Effective Time, a "shelf" Registration Statement on any appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the SEC) under the Securities Act for all the Registrable Securities, which shall be available for the sale of the Registrable Securities from time to time on a delayed or continuous basis. The Company agrees to use its best efforts to keep such Registration Statement continuously effective and usable until the end of the Effective Period; PROVIDED, HOWEVER, that the Company may elect that such Registration Statement not be usable during any Blackout Period (as defined in Section 4).

                  (b) PIGGYBACK REGISTRATIONS. If, at any time prior to the end of the Effective Period, the Company proposes to register any of its common stock under the Securities Act (other than in connection with a merger, consolidation, exchange offer, recapitalization, reorganization or acquisition, stock option, stock purchase or stock benefit, compensation or rights plan or dividend reinvestment plan or pursuant to Form S-4 or S-8 or similar or successor forms), it will give written notice by registered mail, at least ten
(10) days prior to the filing of each such Registration Statement, to the Holders of its intention to do so. If any Holder notifies in writing the Company within ten (10) days after receipt of any such notice of its desire to include any or all of the Registrable Securities owned by such Holder in such proposed Registration Statement, the Company shall afford such Holder the opportunity to have such Registrable Securities (or portion thereof requested by Holder) included in the Registration Statement.

                  Not withstanding the provisions of this Section 3(b), the Company shall have the right at any time after it shall have given written notice pursuant to this Section 3(b) (irrespective of whether a written request for inclusion of any such Registrable Securities shall have been made) to elect not to file any such proposed Registration Statement or to withdraw the same after the filing but prior to the effective date thereof.

                  If any registration pursuant to this Section 3(b) shall be underwritten in whole or in part, subject to the agreement of any such underwriters, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section 3(b) be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters and that any Holder become a party to the underwriting agreement being executed and delivered by the Company.

                  If a piggyback registration hereunder is an underwritten primary registration on behalf of the Company (in whole or in part), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, all of the securities the Company proposes to sell, and
(ii) second, any Registrable Securities and other securities requested to be included in such registration (but only to the extent allowed to be included by the managing underwriters), pro rata among the Registrable Securities and other securities requested to be included in such registration.

                  If a piggyback registration hereunder is an underwritten secondary registration on behalf of holders of the Company's common stock, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, all of the securities requested to be included therein by the holders requesting such registration pursuant to a demand registration right, pro rata among such holders, and (ii) second, any Registrable Securities and other securities requested to be included in such registration (but only to the extent allowed to be included by the managing underwriters), pro rata among the Registrable Securities and other securities requested to be included in such registration.

         4. BLACKOUT PERIOD. The Company shall be entitled to (i) postpone the Effective Time of the Registration Statement otherwise required to be prepared and filed by the Company pursuant to Section 3(a) or (ii) elect that such Registration Statement not be usable, in each case for a reasonable period of time, but not in excess of 90 days (a "Blackout Period"), if the Company determines in good faith that the registration and distribution of Registrable Securities (or the use of such Registration Statement or related Prospectus) would interfere with any pending financing (debt or equity), acquisition or disposition, corporate merger or other reorganization or any other corporate development involving the Company or any of its subsidiaries or would require premature disclosure thereof and promptly gives the Holders of Registrable Securities written notice of such determination, containing a general statement of the reasons for such postponement or restriction on use and an approximation of the anticipated delay; PROVIDED, HOWEVER, that the aggregate number of days included in all Blackout Periods during any consecutive 12 months during the Effective Period shall not exceed 120 days.

         5. REGISTRATION PROCEDURES. In connection with the registration obligations of the Company pursuant to Section 3 hereof, the Company shall use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement or pursuant to any underwriting agreement executed and delivered in connection with a piggyback registration pursuant to Section 3(b) (as the case may be), and the Company will, as expeditiously as possible, so long as not inconsistent with any underwriting agreement executed and delivered in connection with a piggyback registration pursuant to Section 3(b);

                  (a) with respect to a Registration Statement filed pursuant to
         Section 3(a), prepare and file with the SEC amendments and post-effective amendments to such Registration Statement and such amendments and supplements to the Prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder for shelf registration or as otherwise necessary to keep the Registration Statement effective for the Effective Period and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to otherwise comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement through the end of the Effective Period;

                  (b) furnish to each Holder of such Registrable Securities such number of copies of such Registration Statement and of each amendment and post-effective amendment thereto (in each case including all exhibits), the Prospectus and Prospectus supplement, as applicable, and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder (the Company hereby consenting to the use (subject to the limitations set forth in the last paragraph of this Section 5) of the Prospectus or any amendment or supplement thereto in connection with such disposition);

                  (c) use its best efforts to register or qualify such Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each Holder shall reasonably request with respect to a shelf registration and as the underwriters reasonably request with respect to a piggyback registration, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this
         Section 5(c), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                  (d) notify each Holder of any such Registrable Securities covered by such Registration Statement, at any time when a Prospectus or any Prospectus supplement or post- effective amendment relating thereto is required to be delivered under the Securities Act within the Effective Period, of the Company's becoming aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of an amendment or supplement to the Registration Statement or related Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (e) notify each Holder of Registrable Securities covered by such Registration Statement at any time,

                           (1) when the Prospectus or any Prospectus supplement
                  or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

                           (2) of any request by the SEC for amendments or
                  supplements to such Registration Statement or the Prospectus or for additional information, and

                           (3) of the issuance by the SEC of any stop order
                  suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose;

                  (f) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than eighteen months) after the effective date of the Registration Statement, an earnings statement which shall satisfy the provisions of
         Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder; PROVIDED,

         HOWEVER, that compliance with Rule 158 under the Securities Act shall be deemed to satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder; and

                  (g) use its best efforts to cause all such Registrable Securities to be listed on any securities exchange on which its common stock is then listed or approved for trading through The Nasdaq Stock Market or any other inter-dealer quotation system through which its common stock is then traded, if such Registrable Securities are not already so listed or traded and if such listing or trading is then permitted under the rules of such exchange, provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement no later than the effective date of such Registration Statement and provide certificates for Registrable Securities covered by and disposed pursuant to such Registration Statement without any restrictive legends.

         The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such Holder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company or any underwriter may from time to time reasonably request in writing.

         Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 5(d) or the commencement of a Blackout Period, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Prospectus and Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(d) or a written notice from the Company of the date of termination of the applicable Blackout Period (as the case may be), and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice at a time when a shelf Registration Statement filed pursuant to Section 3(a) is effective, the Effective Period for such shelf Registration Statement for purposes of
Section 5(a) shall be extended by the number of days during the period from the date of the giving of such notice pursuant to Section 5(d) or the commencement of the applicable Blackout Period and through the date when each Holder of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by
Section 5(d) or the date of termination of the applicable Blackout Period (as the case may be).

         6. REGISTRATION EXPENSES. The Company will pay all Registration Expenses in connection with all registrations of Registrable Securities pursuant to Section 3, and each Holder shall pay all other transaction expenses (including, without limitation, all underwriting discounts, commissions and other brokerage fees and costs) relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Registration Statement.

         7.       INDEMNIFICATION; CONTRIBUTION.

                  (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify each Holder of Registrable Securities, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act), and any agent or investment adviser thereof against all losses, claims, damages, liabilities and expenses (including reasonable attorneys, fees and expenses of investigation) incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in a Registration Statement, any Prospectus or preliminary Prospectus, or any amendment or supplement to any of the foregoing or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or a preliminary Prospectus, in light of the circumstances then existing) not misleading, except in each case insofar as the same arise out of or are based upon any such untrue statement or omission made in reliance on and in conformity with information with respect to such indemnified party furnished to the Company by such indemnified party or its counsel.

                  (b) INDEMNIFICATION BY HOLDERS OF REGISTRABLE SECURITIES. In connection with a Registration Statement, each Holder will furnish to the Company in writing such information, including with respect to the name, address and the amount of Registrable Securities held by such Holder and the manner of distribution of the Registrable Securities, as the Company reasonably requests for use in such Registration Statement or the related Prospectus and agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7(a)) the Company, all other prospective Holders and any underwriter and any of their respective affiliates, directors, officers and controlling Persons (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in such Registration Statement or Prospectus or any amendment or supplement to either of them or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances then existing) not misleading, but only to the extent that any such untrue statement or omission is made in reliance on and in conformity with information with respect to such Holder furnished to the Company in writing by such Holder or its counsel.

                  (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Agreement (provided that failure to give such notification shall not affect the obligations of the indemnifying person pursuant to this Section 7 except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under these indemnification provisions for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless in the reasonable judgment of any indemnified party a conflict of interest is likely to exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels. The indemnifying party will not be subject to any liability for any settlement made without its consent (which will not be unreasonably withheld).

                  (d) CONTRIBUTION. If the indemnification from the indemnifying party provided for in this Section 7 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities and expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal and other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this
         Section 7(d), no Holder of Registrable Securities shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Holder were offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 9(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  If indemnification is available under this Section 7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 7(a) or (b), as the case may be, without regard to the relative fault of said indemnifying parties or indemnified party or any other equitable consideration provided for in this Section 7(d).

                  (e) The provisions of this Section 7 shall be in addition to any liability which any party may have to any other party and shall survive any termination of this Agreement.

                  (f) Notwithstanding anything to the contrary contained in this Agreement (including, without limitation, Section 7), to the extent that Registrable Securities are required by a Holder to be offered pursuant to an underwritten offering, the terms and provisions of any underwriting agreement that a Holder is required to execute and deliver by the underwriter(s) of such offering shall govern and control in all respects (including, without limitation, with respect to lock-up periods, indemnification and contribution) whether or not consistent with the terms and provisions of this Agreement.

         8. RULE 144. Until the end of the Effective Period, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, made publicly available other information so long as necessary to permit sales under Rule 144 under the Securities Act), and it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.

         9. TRANSFER OF RIGHTS. The rights of the Holders of Registrable Securities may be transferred to any one or more transferees of such Registrable Security; PROVIDED, HOWEVER, that such registration rights shall not be transferred to any transferee of Registrable Securities that is entitled to freely resell all of such Registrable Securities without registration or qualification of such securities under the Securities Act or any state securities or blue sky law then in force. Any transfer of registration rights pursuant to this Section shall be effective only upon receipt of a written notice from the relevant Stockholder stating the name and address of any transferee and identifying the Registrable Securities with respect to which the rights under this Agreement are being transferred.

         10. THIRD-PARTY BENEFICIARIES; BINDING EFFECT. All Holders of Registrable Securities that have not executed this Agreement as Stockholders are intended to be third party beneficiaries hereof. The failure of one or more Stockholders to execute this Agreement shall not effect in any manner the full enforceability and binding effect of this Agreement against the Company, Window, any Stockholder executing this Agreement and/or any Stockholder not executing this Agreement but requesting to dispose or disposing of Registrable Securities pursuant to a Registration Statement.

         11.      MISCELLANEOUS.

                  (a) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority in number of the Registrable Securities then outstanding.

                  (b) NOTICES. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, registered or certified mail (return receipt requested), postage prepaid or courier guaranteeing next day delivery to the parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof). Notices delivered personally shall be effective upon receipt, notices sent by mail shall be effective three days after mailing, notices sent by telex shall be effective when answered back, notices sent by telecopier shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day delivery shall be effective on the next business day after timely deliver to the courier:

                           (i) if to a Holder of Registrable Securities, at the
                  address of such Holder provided in Schedule I hereto or at such other address as the applicable Holder may designate to the Company in writing; and

                           (ii)  if to Window at:

                                    Window on WallStreet Inc.
                                    1820 N. Glenville Drive, Suite 100
                                    Richardson, Texas 75081
                                    Attention: John R. Jennings,
                                               Chief Executive Officer
                                    Facsimile No.: (972) 783-6889
                                    Telephone No.: (972) 783-6792  x122

                                 with a copy to:

                                    Jenkens & Gilchrist, PC
                                    1445 Ross Avenue, Suite 3200
                                    Dallas, Texas   75202
                                    Attention: Ronald J. Frappier, Esq.
                                    Facsimile No.: (214) 855-4300
                                    Telephone No.: (214) 855-4743

                           (iii) If to the Company at:

                                    Omega Research, Inc.
                                    8700 West Flagler Street, Suite 250
                                    Miami, Florida 33174
                                    Attention: Salomon Sredni, President
                                    Facsimile No.: (305) 485-7019
                                    Telephone No.: (305) 485-7003

                                 with a copy to:

                                    Bilzin Sumberg Dunn Price & Axelrod LLP
                                    2500 First Union Financial Center
                                    200 South Biscayne Boulevard
                                    Miami, Florida 33131-2336
                                    Attention: Alan D. Axelrod, Esq.
                                    Facsimile No.: (305) 374-7593
                                    Telephone No.: (305) 350-2369

                  (c) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors of each of the parties; PROVIDED, HOWEVER, that subject to Section 9, this Agreement and the provisions of this Agreement that are for the benefit of the Holders shall not be assignable by any Holder to any Person and any such purported assignment shall be null and void.

                  (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of any executed signature page by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

                  (e) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (f) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

                  (g) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby; it being intended hereby that all of the rights and privileges of the Company and the Stockholders shall be enforceable to the fullest extent permitted by law.

                  (h) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties or undertakings with respect to the subject matter hereof, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                          [SIGNATURE PAGE IS NEXT PAGE]

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                         OMEGA RESEARCH, INC.

                                         By:____________________________________
                                         Name: _________________________________
                                         Title:  _______________________________

                                         WINDOW ON WALLSTREET INC.
                                         By:____________________________________
                                            Name: John R. Jennings
                                            Title: Chief Executive Officer

                                  STOCKHOLDERS:

_________________________________           ____________________________________
John R. Jennings                            T. Keith Black

_________________________________           ____________________________________
Jeffrey Hines                               Ashgar Afghani

_________________________________           ____________________________________
Dinh Nguyen                                 David Barnes

_________________________________           ____________________________________
Carl Martin                                 Alan Moore

_________________________________
Jerry Trojan

                                   SCHEDULE I
                      TO THE REGISTRATION RIGHTS AGREEMENT

STOCKHOLDER                                  ADDRESS
-----------                                  -------

John R. Jennings                             1806 Dover Drive
                                             Rowlett, Texas  75088

T. Keith Black                               5910 Long Cove
                                             Garland, Texas  75044

Jeffrey Hines                                5101 Turtle Cove
                                             Garland,  Texas  75044

Ashgar Afghani                               503 S. Malone
                                             Allen, Texas   75002

Dinh Nguyen                                  2918 Caladium Court
                                             Garland,  Texas  75040

David Barnes                                 5205 Glen Vista
                                             Garland,  Texas  75044

Carl Martin                                  7232 Oak Bluff Drive
                                             Dallas,  Texas  75240

Alan Moore                                   12231 Cross Creek
                                             Dallas, Texas  75243

Jerry Trojan                                 6325 Ellsworth Ave.
                                             Dallas, TX  75214

                                   EXHIBIT "H"

                             OPINION LETTER MATTERS

Parent shall have received an opinion, dated the Closing Date, from Company's counsel, Jenkens & Gilchrist, PC, in form and substance reasonably satisfactory to Parent, to the effect that:

         (i) Each of Company and its subsidiaries is a corporation duly incorporated and validly existing and in good standing under Texas Law and has the requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its businesses as now being conducted.

         (ii) Company has the requisite corporate power and authority to enter into, deliver and perform the Agreement and the other agreements and instruments to be executed and delivered by Company pursuant to the Agreement and its obligations hereunder and thereunder; the execution and delivery of the Agreement and the other agreements and instruments to be executed and delivered by Company pursuant to the Agreement and the consummation and performance by Company of the Merger and other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Company as and in the manner required under Texas Law and Company's articles of incorporation and bylaws, as amended; the Agreement and the other agreements and instruments to be executed and delivered by Company pursuant to the Agreement have been duly executed and delivered by Company and constitute the legal, valid and binding obligation of Company, enforceable against the Company in accordance with their respective terms except as enforceability may be subject to (A) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights and
                  (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law (or such other standard enforceability exception language reasonably acceptable to Parent and its counsel).

         (iii) Neither the execution and delivery of the Agreement by Company, nor the consummation of the Merger or the other transactions contemplated by the Agreement, will (A) violate or conflict with any provision of the articles of incorporation, as amended, or bylaws, as currently in effect, of Company, or (B) violate or conflict with any provision of any Company Authorizations or Governmental Permits known to counsel or any law, statute, rule or regulation of any Governmental Entities known to such counsel binding upon the Company or any of its subsidiaries or any of their respective businesses or properties, except where such violations or conflicts would not in the aggregate have a Material Adverse Effect or materially adversely effect the ability of Company to consummate the Merger or the other transactions contemplated by the Agreement or except for the obtaining of the approval of the NASD and any required state broker-dealer authorities, or otherwise to the extent and as noted in such opinion.

         (iv) To the knowledge of such counsel, neither the execution and delivery of the Agreement nor the consummation of the Merger or the other transactions contemplated by the Agreement will result in a breach of or constitute a default (or with notice or lapse of time or both result in a breach of or constitute a default) under, or give rise to a right of termination, cancellation, acceleration or repurchase of any obligation or a right of first refusal with respect to any material property or asset or a loss of a material benefit or the imposition of a material penalty under, any of the terms, conditions or provisions of any Material Contract disclosed in the Company Disclosure Schedule, except for any such breaches, defaults, rights, losses or penalties that in the aggregate would not have any Material Adverse Effect or materially adversely effect the ability of the Company to consummate the Merger or the other transactions contemplated by the Agreement and except to the extent as noted in such opinion.

         (v) To our knowledge, and except with respect to filings and applications with the NASD and state broker-dealer authorities, no consent, approval, order, certificate or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Company or any of its subsidiaries in connection with the execution and delivery of the Agreement by Company or the consummation by Company of the Merger and the other transactions contemplated under the Agreement, other than as disclosed in Section 2.3 of the Agreement and Schedule 2.3 thereto.

         (vi) The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock; to the knowledge of such counsel, there are no options, warrants or other rights, agreements or claims to purchase any shares of capital stock of the Company outstanding other than the Company Options; and, to the knowledge of such counsel, all outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable, and are not subject to or issued in violation of any preemptive rights.

         (vii) Subject to the filing of the Articles of Merger as described in Section 1.2 of the Agreement, the Merger will be effective.

                                       2